Exhibit 99.3

Impella Clinical Literature Summary

November 2012

TABLE OF CONTENTS

1.0	SCOPE OF SEARCH	2

2.0	METHODS	2

2.1	Database Selected	2
2.2	Selection Justification	2
2.3	Search Period	2
2.4	Queries	3

3	SEARCH RESULTS	3

3.1	Publications from Output of Search	3
3.2	Brief Summary of Each Publication	15

Impella Clinical Literature Search Report

1.0	SCOPE OF SEARCH

A comprehensive literature search was performed in November 2012 to collect clinical and scientific publications on the Impella 2.5, Impella 5.0, and Impella LD.

2.0	METHODS

2.1	Database Selected

PubMed was the database used for the on-line literature search to identify publications related to the clinical and scientific evidence for the Impella devices.

2.2	Selection Justification

PubMed was selected as the database of choice because it comprises approximately 20 million citations for biomedical literature from MEDLINE, life science journals, and online books. PubMed citations and abstracts include the fields of medicine, nursing, dentistry, veterinary medicine, the health care system, and preclinical sciences. PubMed is a free resource that is developed and maintained by the National Center for Biotechnology Information (NCBI), at the U.S. National Library of Medicine (NLM), located at the National Institutes of Health (NIH).

2.3	Search Period

The search period was from January 1994 to November 2012. This time period covers clinical use of the Impella from earliest developmental prototypes to the present.

IMPELLA Clinical Literature Search Report	Page 2 of 42

2.4	Queries

The following keywords were used to query the PubMed database:

•	Keywords: percutaneous left ventricular assist device [347 publications]

•	Keyword: Impella [177 publications]

•	Keywords: left ventricular support rotary blood pump [93 publications]

•	Keywords: microaxial blood pump [42 publications]

•	Keywords: intracardiac microaxial pump [ 9 publications]

•	Keywords: left intracardiac short term assist [3 publications]

3	SEARCH RESULTS

3.1	Publications from Output of Search

In total 671 publications were identified. Once duplicate publications, publications not available in English, and publications that did not materially relate to the Impella were also screened out, there were 193 publications remaining in the output.

These 193 publications were reviewed against the FDA definition of “Valid Scientific Evidence” from 21 CFR Section 860.7(c)(2):

“Valid scientific evidence is evidence from well-controlled investigations, partially controlled studies, studies and objective trials without matched controls, well-documented case histories conducted by qualified experts, and reports of significant human experience with a marketed sevice, from which it can fairly and responsibly be concluded by qualified experts that there is reasonable assurance of the safety and effectiveness of a device under its conditions of use.”

The 193 publications were categorized into three categories:

1.	Publications meeting Valid Scientific Evidence Definition for Durations < 6 hours (n=57)

2.	Publications meeting Valid Scientific Evidence Definition for Durations > 6 hours (n=67)

3.	Other publications (Technical Reports, Animal Studies, Reviews, etc.) (n=69)

The publications are listed in alphabetical order by author in Tables 1-3.

IMPELLA Clinical Literature Search Report	Page 3 of 42

Table 1. Publications meeting Valid Scientific Evidence Definition for Durations < 6 hours

Publication Citation

1	Abuissa H, Roshan J, Lim B, Asirvatham SJ. Use of the Impella Microaxial Blood Pump for Ablation of Hemodynamically Unstable Ventricular Tachycardia. J Cardiovasc Electrophysiol. 2009.

2	Akay MH, Frazier OH. Impella Recover 5.0 assisted coronary artery bypass grafting. J Card Surg. 2010 Sep;25(5):606-7.

3	Alasnag MA, Gardi DO, Elder M, Kannam H, Ali F, Petrina M, Kheterpal V, out MS, Schreiber TL. Use of Impella 2.5 for prophylactic circulatory support during elective high-risk percutaneous coronary intervention. Cardiovasc Revasc Med. 2011 Mar 29.

4	Arieti M, Pesarini G, Ribichini F. Percutaneous Impella Recover circulatory support in high-risk coronary angioplasty. Cardiovasc Revasc Med. 2008 Oct-Dec;9(4):269-74.

5	Atoui R, Samoukovic G, Al-Tuwaijri F, Malas T, Giannetti N, Barkun J, Lash V, Cecere R. The Use of the Impella LP 2.5 Percutaneous Microaxial Ventricular Assist Device as Hemodynamic Support During High-Risk Abdominal Surgery. J Card Surg. 2009 Nov 23.

6	Badawi RA, Grise MA, Thornton SN. Impella 2.5 assisted balloon aortic valvuloplasty and percutaneous coronary intervention as a bridge to heart transplantation. J Invasive Cardiol. 2012 May;24(5):229-30.

7	Badhey N, Banerjee S, Brilakis ES. Amplatzer vascular plugs for occlusion of a left internal mammary artery graft anastomosed to the anterior interventricular vein. Catheter Cardiovasc Interv. 2010 Jan 20.

8	Bautista-Hernández V, Gutiérrez F, Pinar E, Gimeno JR, Arribas JM, García-Puente J, Ray VG, Arcas R, Valdés M. Initial experience with the Impella left ventricular assist device for post-cardiotomy cardiogenic shock and unprotected left coronary artery angioplasty in patients with a low left ventricular ejection fraction. Rev Esp Cardiol. 2007 Sep;60(9):984-7.

9	Bhat TM, Waked A, Teli S, Lafferty J, Gala B. Acute complication due to impella 2.5 device (superficial femoral artery thrombosis): managed successfully with novel aspiration thrombectomy catheter (pronto v3). Clin Med Insights Cardiol. 2011 Feb 10;5:17-21.

10	Burzotta F, Paloscia L, Trani C, Mascellanti M, Mongiardo R, Materazzo G, Niccoli G, Di Marco M, Leone AM, Porto I, Mazzari MA, Rebuzzi AG, Schiavoni G, Crea F. Feasibility and long-term safety of elective Impella-assisted high-risk percutaneous coronary intervention: a pilot two-centre study.J Cardiovasc Med (Hagerstown). 2008 Oct;9(10):1004-10.

11	Burzotta F, Trani C, Coroleu S. Retrograde recanalization of left main from saphenous vein graft supported by percutaneous Impella Recover LP 2.5 assist device. J Invasive Cardiol. 2009 Aug;21(8):E147-50.

12	Cohen R, Domniez T, Elhadad S.High-risk left main coronary stenting supported by percutaneous Impella Recover LP 2.5 assist device. J Invasive Cardiol. 2007 Oct;19(10):E294-6.

13	Dahdouh Z, Roule V, Lognoné, Sabatier R, Grollier G. Left main coronary artery transradial rescue percutaneous coronary intervention for acute myocardial infarction complicated by cardiogenic shock with Impella ventricular mechanical support. Cardiovasc Revasc Med. 2011 Oct 20.

14	Dens J, Meyns B, Hilgers RD, Maessend J, van Ommen V, Gerckens U, Grube E. First experience with the Impella Recover(R) LP 2.5 micro axial pump in patients with cardiogenic shock or undergoing high-risk revascularisation. EuroIntervention. 2006 May;2(1):84-90.

15	Dixon SR, Henriques JP, Mauri L, Sjauw K, Civitello A, Kar B, Loyalka P, Resnic FS, Teirstein P, Makkar R, Palacios IF, Collins M, Moses J, Benali K, O’Neill WW. A prospective feasibility trial investigating the use of the Impella 2.5 system in patients undergoing high-risk percutaneous coronary intervention (The PROTECT I Trial): initial U.S. experience. JACC Cardiovasc Interv. 2009 Feb;2(2):91-6.

16	Eichhöfer J, Osten M, Horlick E, Dzavík V. First Canadian experience with high-risk percutaneous coronary intervention with assistance of a percutaneously deployed left ventricular assist device.Can J Cardiol. 2008 Nov;24(11):e82-5.

IMPELLA Clinical Literature Search Report	Page 4 of 42

Publication Citation

17	Farhat F, Sassard T, Attof Y, Jegaden O. Abdominal aortic aneurysm surgery with mechanical support using the Impella microaxial blood pump. Interact Cardiovasc Thorac Surg. 2008 May;7(3):524-5.

18	Ferreiro JL, Gómez-Hospital JA, Cequier AR, Angiolillo DJ, Roura G, Teruel L, Maristany J, Gómez-Lara J, Jara F, Bass TA, Esplugas E. Use of Impella Recover LP 2.5 in elective high risk percutaneous coronary intervention. Int J Cardiol. 2009 Sep 2.

19	Fishberger SB, Asnes JD, Rollinson NL, Cleman MW. Percutaneous right ventricular support during catheter ablation of intra-atrial reentrant tachycardia in an adult with a mustard baffle--a novel use of the Impella device. J Interv Card Electrophysiol. 2010 Oct;29(1):69-72.

20	Froesch P, Martinelli M, Meier P, Cook S, Hullin R, Windecker S, Mohacsi P, Meier B. Clinical use of temporary percutaneous left ventricular assist devices. Catheter Cardiovasc Interv. 2011 Aug 1;78(2):304-13. doi: 0.1002/ccd.22948.

21	Griffith KE, Jenkins E. Abiomed Impella® 2.5 patient transport: lessons learned. Perfusion. 2010 Nov;25(6):381-6.

22	Guirgis M, Kumar K, Zieroth S, Philipp R, Menkis AH, Freed DH. Interprovincial spoke-to-hub transport using the Impella Recover LP 5.0 left ventricular assist device as a bridge to long-term circulatory support. Can J Cardiol. 2010 Oct;26(8):320-2.

23	Harjai KJ, O’Neill WW. Hemodynamic Support Using the Impella 2.5 Catheter System during High-Risk Percutaneous Coronary Intervention in a Patient with Severe Aortic Stenosis. J Interv Cardiol. 2009 Dec 17.

24	Henning A, Schreieck J, Riessen R, Gawaz M, May AE. Successful bridge to recovery using a microaxial blood pump in a patient with electrical storm and cardiogenic shock. Med Klin (Munich). 2011 Oct;106(2):132-6.

25	Henriques JP, Remmelink M, Baan J Jr, van der Schaaf RJ, Vis MM, Koch KT, Scholten EW, de Mol BA, Tijssen JG, Piek JJ, de Winter RJ. Safety and feasibility of elective high-risk percutaneous coronary intervention procedures with left ventricular support of the Impella Recover LP 2.5. Am J Cardiol. 2006 Apr 1;97(7):990-2.

26	Iliodromitis KE, Kahlert P, Plicht B, Hoffmann AC, Eggebrecht H, Erbel R, Konorza TF. High risk PCI in acute coronary syndromes with Impella LP 2.5 device support. Int J Cardiol. 2010 Sep 6.

27	Jolly N. Role of Impella 2.5 heart pump in stabilizing diastolic aortic pressure to avert acute hemodynamic collapse during coronary interventions. J Invasive Cardiol. 2009 Jul;21(7):E134-6.

28	Jouan J, Grinda JM, Bricourt MO, Cholley B, Fabiani JN. Successful left ventricular decompression following peripheral extracorporeal membrane oxygenation by percutaneous placement of a micro-axial flow pump. J Heart Lung Transplant. 2010 Jan;29(1):135-6

29	Kovacic JC, Nguyen HT, Karajgikar R, Sharma SK, Kini AS.. The Impella 2.5 and TandemHeart ventricular assist devices are safe and associated with equivalent clinical outcomes in patients undergoing high-risk percutaneous coronary intervention. Catheter Cardiovasc Interv. 2011 Jan 13.

30	Kucukaksu S, Ergenoglu MU, Yildiz CE, Yerebakan H, Sayin MM, Degertekin M. High-risk left main coronary artery bypass surgery supported by the Impella Recover LP 2.5 assist device: an alternative insertion technique. Heart Surg Forum. 2009 Dec;12(6):E324-6.

31	Londoño JC, Martinez CA, Singh V, O’Neill WW. Hemodynamic support with impella 2.5 during balloon aortic valvuloplasty in a high-risk patient. J Interv Cardiol. 2011 Apr;24(2):193-7.

32	Lotun K, Shetty R, Patel M, Arain SA. Percutaneous left axillary artery approach for Impella 2.5 liter circulatory support for patients with severe aortoiliac arterial disease undergoing high-risk percutaneous coronary intervention. J Interv Cardiol. 2012 Apr;25(2):210-3.

33	Ludeman DJ, Schwartz BG, Burstein S. Impella-assisted balloon aortic valvuloplasty. Invasive Cardiol. 2012 Jan;24(1):E19-20.

34	Maini B, Naidu SS, Mulukutla S, Kleiman N, Schreiber T, Wohns D, Dixon S, Rihal C, Dave R, O’Neill W. Real-world use of the impella 2.5 circulatory support system in complex high-risk percutaneous coronary intervention: The uspella registry. Catheter Cardiovasc Interv. 2011 Nov 22.

IMPELLA Clinical Literature Search Report	Page 5 of 42

Publication Citation

35	Marella PC, Lassetter JE, Heuser RR. The Impella ventricular assist device: use in patients at high risk for coronary interventions: successful multivesselpercutaneous coronary intervention in a 62-year-old high-risk patient. CardiovascRevasc Med. 2011 Jan-Feb;12(1):69.e9-12.

36	Martinez CA, Singh V, Heldman AW, O’Neill WW. Emergent use of retrograde left ventricular support in patients after transcatheter aortic valve replacement. Catheter Cardiovasc Interv. 2012 Aug 6.

37	Martinez CA, Singh V, Londoño JC, Cohen MG, Alfonso CE, O’Neill WW, Heldman AW. Percutaneous retrograde left ventricular assist support for interventions in patients with aortic stenosis and left ventricular dysfunction. Catheter Cardiovasc Interv. 2012 Apr 17.

38	Miller MA, Dukkipati SR, Mittnacht AJ, Chinitz JS, Belliveau L, Koruth JS, Gomes JA, d’Avila A, Reddy VY. Activation and entrainment mapping of hemodynamically unstable ventricular tachycardia using a percutaneous left ventricular assist device. J Am Coll Cardiol. 2011 Sep 20;58(13):1363-71.

39	Minden HH, Lehmann H, Meyhöfer J, Butter C. Transradial unprotected left main coronary stenting supported by percutaneous Impella Recover LP 2.5 assist device. Clin Res Cardiol. 2006 May;95(5):301-6.

40	Niccoli G, Siviglia M, De Vita M, Altamura L, Fusco B, Leone AM, Ferrante G, Rebuzzi AG, Crea F. A case of fatal stent thrombosis after Carbostent implantation: is clopidogrel alone antiplatelet therapy a safe alternative to aspirin alone antiplatelet therapy? Int J Cardiol. 2007 Jan 8;114(2):279-81.

41	O’Neill WW, Kleiman NS, Moses J, Henriques JP, Dixon S, Massaro J, Palacios I, Maini B, Mulukutla S, Dzavík V, Popma J, Douglas PS, Ohman M. A Prospective Randomized Clinical Trial of Hemodynamic Support with Impella 2.5TM versus Intra-Aortic Balloon Pump in Patients Undergoing High-Risk Percutaneous Coronary Intervention: the PROTECT II Study. Circulation. 2012 Aug 30.

42	Ramondo A, Napodano M, Tarantini G, Calzolari D, Nalli C, Cacciavillani L, Iliceto S. High-risk percutaneous coronary intervention using the intracardiac microaxial pump ‘Impella recover’. J Cardiovasc Med (Hagerstown). 2006 Feb;7(2):149-52.

43	Remmelink M, Sjauw KD, Henriques JP, de Winter RJ, Vis MM, Koch KT, Paulus WJ, de Mol BA, Tijssen JG, Piek JJ, Baan J Jr. Effects of mechanical left ventricular unloading by Impella on left ventricular dynamics in high-risk and primary percutaneous coronary intervention patients. Catheter Cardiovasc Interv. 2010 Feb 1;75(2):187-94.

44	Schuler G. Left ventricular assist devices in cardiogenic shock and high-risk PCI. EuroInterv 2006 2:28-29.

45	Sciahbasi A, Pendenza G, Romagnoli E, Summaria F, Chiappa R, Patrizi R, Caselli G, Lioy E. Successful high-risk percutaneous coronary revascularization using Impella Recover LP 5.0 l/min. J Cardiovasc Med (Hagerstown). 2009 Dec 23.

46	Shah R, Thomson A, Atianzar K, Somma K, Mehra A, Clavijo L, Matthews RV, Shavelle DM. Percutaneous left ventricular support for high-risk PCI and cardiogenic shock: who gets what? Cardiovasc Revasc Med. 2012 Mar 13(2):101-5.

47	Sibbald M, Džavík V. Severe hemolysis associated with use of the impella LP^2.5 mechanical assist device. Catheter Cardiovasc Interv. 2012 Apr 17.

48	Sjauw KD, Remmelink M, Lam K, Baan J, Van Der Schaaf RJ, Vis MM, Scholten EW, De Mol BA, De Winter RJ, Piek JJ, Henriques JP. Demonstrating LV unloading on echocardiography during high risk PCI with a left ventricular assist device. Acute Card Care. 2007;9(2):125-6.

49	Sjauw KD, Konorza T, Erbel R, Danna PL, Viecca M, Minden HH, Butter C, Engstrøm T, Hassager C, Machado FP, Pedrazzini G, Wagner DR, Schamberger R, Kerber S, Mathey DG, Schofer J, Engström AE, Henriques JP. Supported high-risk percutaneous coronary intervention with the Impella 2.5 device the Europella registry. J Am Coll Cardiol. 2009 Dec 15;54(25):2430-4.

50	Strecker T, Fischlein T, Pfeiffer S. Impella Recover 100: successful perioperative support for off pump coronary artery bypass grafting surgery in a patient with end-stage ischemic cardiomyopathy. J Cardiovasc Surg (Torino). 2004 Aug;45(4):381-4.

IMPELLA Clinical Literature Search Report	Page 6 of 42

Publication Citation

51	Thomopoulou S, Manginas A, Cokkinos DV. Initial experience with the Impella Recover LP 2.5 micro-axial pump in patients undergoing high-risk coronary angioplasty. Hellenic J Cardiol. 2008 Nov-Dec;49(6):382-7.

52	Valgimigli M, Steendijk P, Serruys PW, Vranckx P, Boomsma F, Onderwater E, Vaina S, Ligthart JM, McFadden E, van der Ent M, de Jaegere P, Sianos G. Use of Impella Recover(R) LP 2.5 left ventricular assist device during high-risk percutaneous coronary interventions; clinical, haemodynamic and biochemical findings. EuroIntervention. 2006 May;2(1):91-100.

53	Valgimigli M, Steendijk P, Sianos G, Onderwater E, Serruys PW.Left ventricular unloading and concomitant total cardiac output increase by the use of percutaneous Impella Recover LP 2.5 assist device during high-risk coronary intervention. Catheter Cardiovasc Interv. 2005 Jun;65(2):263-7.

54	Vecchio S, Chechi T, Giuliani G, Lilli A, Consoli L, Spaziani G, Giannotti F, Margheri M. Use of Impella Recover 2.5 left ventricular assist device in patients with cardiogenic shock or undergoing high-risk percutaneous coronary intervention procedures: experience of a high-volume center. Minerva Cardioangiol. 2008 Aug;56(4):391-9.

55	Vlasselaers D, Desmet M, Desmet L, Meyns B, Dens J. Ventricular unloading with a miniature axial flow pump in combination with extracorporeal membrane oxygenation. Intensive Care Med. 2006 Feb;32(2):329-33.

56	Windecker S, Meier B. Impella assisted high risk percutaneous coronary intervention. Kardiovaskuläre Medizin 2005;8:187-189

57	Yildiz CE, Sayin M, Yerebakan H, Kucukaksu S. First Turkish experiences of assisted beating-heart coronary artery bypass graft with the Impella Microaxial Ventricular Assist Device. Heart Surg Forum. 2010 Feb 1;13(1):E60-2.

Table 2. Publications meeting Valid Scientific Evidence Definition for Durations > 6 hours

Pub#	Publication Citation

1	Abusaid GH, Ahmad M. Transthoracic real time three-dimensional echocardiography in Impella placement. Echocardiography. 2012 Apr;29(4):E105-6.

2	Andrade JG, Al-Saloos H, Jeewa A, Sandor GG, Cheung A. Facilitated cardiac recovery in fulminant myocarditis: pediatric use of the Impella LP 5.0 pump. J Heart Lung Transplant. 2010 Jan;29(1):96-7.

3	Baldi T, Wolff T, Aschwanden M, Thalhammer C, Jaeger KA. Giant arteriovenous fistula after implantation of a percutaneous left ventricular assist device. Vasa. 2009 May;38(2):190-2.

4	Bell BP, Iqtidar AF, Pyne CT. Impella assisted transradial coronary intervention in patients with acute coronary syndromes and cardiogenic shock: Case series. Catheter Cardiovasc Interv. 2011 Apr 26.

5	Bennett MT, Virani SA, Bowering J, Ignaszewski A, Kaan AM, Cheung A. The use of the Impella RD as a bridge to recovery for right ventricular dysfunction after cardiac transplantation. Innovations (Phila). 2010 Sep;5(5):369-71.

6	Beurtheret S, Mordant P, Pavie A, Leprince P. Impella and extracorporeal membrane oxygenation: a demanding combination. ASAIO J. 2012 May-Jun;58(3):291-3

7	Beyer AT, Hui PY, Hauesslein E. The Impella 2.5 L for percutaneous mechanical circulatory support in severe humoral allograft rejection. J Invasive Cardiol.2010 Mar;22(3):E37-9.

8	Bresson D, Sibellas F, Farhat F, Jegaden O, Kirkorian G, Bonnefoy E. Preliminary experience with Impella Recover® LP5.0 in nine patients with cardiogenic shock: a new circulatory support system in the intensive cardiac care unit. Arch Cardiovasc Dis. 2011 Aug;104(8-9):458-64.

IMPELLA Clinical Literature Search Report	Page 7 of 42

Pub#	Publication Citation

9	Catena E, Barosi A, Milazzo F, Paino R, Pelenghi S, Garatti A, Colombo T, Vitali E.Three-dimensional echocardiographic assessment of a patient supported by intravascular blood pump Impella recover 100. Echocardiography. 2005 Sep;22(8):682-5.

10	Catena E, Milazzo F, Merli M, Paino R, Garatti A, Colombo T, Vitali E. Echocardiographic evaluation of patients receiving a new left ventricular assist device: the Impella recover 100. Eur J Echocardiogr. 2004 Dec;5(6):430-7.

11	Catena E, Milazzo F, Pittella G, Paino R, Colombo T, Garatti A, Vitali E, Merli M. Echo-cardiographic approach in a new left ventricular assist device: Impella Recover 100. J Am Soc Echocardiogr. 2004 May;17(5):470-3.

12	Chandola R, Cusimano R, Osten M, Horlick E. Postcardiac transplant transcatheter core valve implantation for aortic insufficiency secondary to Impella device placement. Ann Thorac Surg. 2012 Jun;93(6):e155-7.

13	Chaparro SV, Badheka A, Marzouka GR, Tanawuttiwat T, Ahmed F, Sacher V, Pham SM. Combined use of Impella left ventricular assist device and extracorporeal membrane oxygenation as a bridge to recovery in fulminant myocarditis. ASAIO J. 2012 May-Jun;58(3):285-7.

14	Choi DC, Anderson MB, Batsides GP. Insertion of the Impella 5.0 left ventricular assist device via right anterior mini-thoracotomy: a novel practical approach. Innovations (Phila). 2011 Jul;6(4):265-6.

15	Christiansen S, Brose S, Demircan L, Autschbach R. A new right ventricular assist device for right ventricular support. Eur J Cardiothorac Surg. 2003 Nov;24(5):834-6.

16	Christiansen S, Dohmen G, Autschbach R. Treatment of right heart failure with a new microaxial blood pump. Asian Cardiovasc Thorac Ann. 2006 Oct;14(5):418-21.

17	Colombo T, Garatti A, Bruschi G, Lanfranconi M, Russo C, Milazzo F, Catena E, Frigerio M, Vitali E. First successful bridge to recovery with the Impella Recover 100 left ventricular assist device for fulminant acute myocarditis. Ital Heart J. 2003 Sep;4(9):642-5.

18	Cubeddu RJ, Lago R, Horvath SA, Vignola PA, O’Neill W, Palacios IF. Use of the Impella 2.5 system alone, after and in combination with an intra-aortic balloon pump in patients with cardiogenic shock: case description and review of the literature. EuroIntervention. 2012 Apr;7(12):1453-60.

19	Dahlin LG, Peterzén B. Impella used for hemostasis by left ventricular unloading, in a case with left ventricular posterior wall rupture. Ann Thorac Surg. 2008 Apr;85(4):1445-7.

20	Dhar G, Jolly N. Mechanical versus pharmacologic support for cardiogenic shock. Catheter Cardiovasc Interv. 2009 Jul 23.

21	Engström AE, Cocchieri R, Driessen AH, Sjauw KD, Vis MM, Baan J, de Jong M, Lagrand WK, van der Sloot JA, Tijssen JG, de Winter RJ, de Mol BA, Piek JJ, Henriques JP. The Impella 2.5 and 5.0 devices for ST-elevation myocardial infarction patients presenting with severe and profound cardiogenic shock: the Academic Medical Center intensive care unit experience. Crit Care Med. 2011 Sep;39(9):2072-9.

22	Engström AE, Sjauw KD, Baan J, Remmelink M, Claessen BE, Kikkert WJ, Hoebers LP, Vis MM, Koch KT, Meuwissen MM, Tijssen JG, De Winter RJ, Piek JJ, Henriques JP. Long-term safety and sustained left ventricular recovery: long-term results of percutaneous left ventricular support with Impella LP2.5 in ST-elevation myocardial infarction. EuroIntervention. 2011 Feb;6(7):860-5. Erratum in EuroIntervention. 2011 Jun;7(2):289. multiple author names corrected.

23	Ferrari M, Pfeifer R, Poerner TC, Figulla HR. Bridge to recovery in a patient with Churg-Strauss myocarditis by long-term percutaneous support with microaxial blood pump. Heart. 2007 Nov;93(11):1419.

24	Freitas HF, Falcão BA, Silva RC, Ribeiro JC, Velloso LG, Brito Junior FS. Circulatory support in cardiogenic shock after acute myocardial infarction. Arq Bras Cardiol. 2012 Jun;98(6):e96-e98.

25	Garatti A, Colombo T, Russo C, Lanfranconi M, Milazzo F, Catena E, Bruschi G, Frigerio M, Vitali E. Left ventricular mechanical support with the Impella Recover left direct microaxial blood pump: a single-center experience. Artif Organs. 2006 Jul;30(7):523-8.

26	Granfeldt H, Hellgren L, Dellgren G, Myrdal G, Wassberg E, Kjellman U, Ahn H. Experience with the Impella recovery axial-flow system for acute heart failure at three cardiothoracic centers in Sweden.Scand Cardiovasc J. 2009 Aug;43(4):233-9.

IMPELLA Clinical Literature Search Report	Page 8 of 42

Pub#	Publication Citation

27	Griffith BP, Anderson MB, Samuels LE, Pae WE Jr, Naka Y, Frazier OH. The RECOVER I: A multicenter prospective study of Impella 5.0/LD for postcardiotomy circulatory support. J Thorac Cardiovasc Surg. 2012 Mar 9.

28	Gupta A, Allaqaband S, Bajwa T. Combined use of Impella device and intra-aortic balloon pump to improve survival in a patient in profound cardiogenic shock post cardiac arrest. Catheter Cardiovasc Interv. 2009 Nov 15;74(6):975-6.

29	Harmon L, Boccalandro F. Cardiogenic shock secondary to severe acute ischemic mitral regurgitation managed with an Impella 2.5 percutaneous left ventricular assist device. Catheter Cardiovasc Interv. 2011 Jul 29.

30	Higgins J, Lamarche Y, Kaan A, Stevens LM, Cheung A. Microaxial devices for ventricular failure: a multicentre, population-based experience. Can J Cardiol. 2011 Nov;27(6):725-30.

31	Hollander SA, Reinhartz O, Chin C, Yeh J, Maeda K, Mallidi H, Bernstein, Rosenthal D. Use of the Impella 5.0 as a bridge from ECMO to implantation of the HeartMate II left ventricular assist device in a pediatric patient. Pediatr Transplant. 2011 Sep 16.

32	Jennings DL, Nemerovski CW, Khandelwal A. Extended use of a percutaneous left-ventricular assist device without a heparin-based purge solution. Am J Health Syst Pharm. 2010 Nov 1;67(21):1825-8.

33	Jung C, Ferrari M, Rödiger C, Fritzenwanger M, Figulla HR. Combined Impella and intra-aortic balloon pump support to improve macro- and microcirculation: a clinical case. Clin Res Cardiol. 2008 Nov;97(11):849-50.

34	Jurmann MJ, Siniawski H, Erb M, Drews T, Hetzer R. Initial experience with miniature axial flow ventricular assist devices for postcardiotomy heart failure. Ann Thorac Surg. 2004;77(5):1642-7.

35	Khouzam RN, Parizianu C, Hafiz AM, Chawla S, Schwartz R. Fulminant myocarditis associated with novel H1N1 influenza A. Heart Lung. 2011 Nov-Dec;40(6):566-8.

36	Koeckert MS, Jorde UP, Naka Y, Moses JW, Takayama H. Impella LP 2.5 for left ventricular unloading during venoarterial extracorporeal membrane oxygenation support. J Card Surg. 2011 Nov;26(6):666-8.

37	Kumar K, Guirgis M, Zieroth S, Lo E, Menkis AH, Arora RC, Freed DH. Influenza myocarditis and myositis: case presentation and review of the literature. Can J Cardiol. 2011 Jul-Aug;27(4):514-22.

38	Lam K, Sjauw KD, Henriques JP, Ince C, de Mol BA. Improved microcirculation in patients with an acute ST-elevation myocardial infarction treated with the Impella LP2.5 percutaneous left ventricular assist device. Clin Res Cardiol. 2009 May;98(5):311-8.

39	Lam K, Sjauw KD, van der Meulen J, Symersky P, Biervliet JD, Henriques JP, de Mol BA. A combined surgical and percutaneous approach through the axillary artery to introduce the Impella LP5.0 for short-term circulatory support. Int J Cardiol. 2009 May 15;134(2):277-9.

40	Lamarche Y, Cheung A, Ignaszewski A, Higgins J, Kaan A, Griesdale DE, Moss R. Comparative outcomes in cardiogenic shock patients managed with Impella microaxial pump or extracorporeal life support. J Thorac Cardiovasc Surg. 2011 Jul;142(1):60-5.

41	La Rocca GM, Shimbo D, Rodriguez CJ, Stewart A, Naka Y, Weinberger J, Homma S, Pizzarello R. The Impella Recover LP 5.0 left ventricular assist device: a bridge to coronary artery bypass grafting and cardiac transplantation. J Am Soc Echocardiogr. 2006 Apr;19(4):468.e5-7.

42	La Torre MW, Centofanti P, Attisani M, Patanè F, Rinaldi M. Posterior ventricular septal defect in presence of cardiogenic shock: early implantation of the Impella recover LP 5.0 as a bridge to surgery. Tex Heart Inst J. 2011;38(1):42-9.

43	Lauten A, Franke U, Strauch JT, Kaluza M, Wahlers T. Postocardiotomy failure after Ross operation: implantation of intravascular flow pump through pulmonary autograft. Thorac Cardiovasc Surg. 2007 Sep;55(6):399-400.

44	Lauten A, Strauch JT, Groetzner J, Wahlers T. Myocardial failure caused by traumatic dissection of left coronary system--ventricular recovery with temporary circulatory support. J Card Surg. 2007 May-Jun;22(3):238-9.

45	Lilli A, Vecchio S, Chechi T, Vittori G, Giuliani G, Spaziani G, Consoli L, Giannotti F, Baldereschi G, Margheri M. Left ventricular support device for cardiogenic shock during myocardial infarction due to stent thrombosis: A single centre experience. Int J Cardiol. 2009 Dec 22

IMPELLA Clinical Literature Search Report	Page 9 of 42

Pub#	Publication Citation

46	Marty P, Méjean S, Boudou N, Mayeur N, Minville V, Galinier M. Patent foramen ovale appearance with association of left ventricular assist device and mechanical ventilation. Am J Emerg Med. 2012 Jan;30(1):259.e1-3.

47	Mastroianni C, Pozzi M, Niculescu M, Makri R, Clarissou J, Pavie A, Leprince P. Elective Impella Recover LP 5.0 utilization for postcardiotomy low-output syndrome after aortic valve replacement. Int J Cardiol. 2011 Jul 25

48	Meyns B, Dens J, Sergeant P, Herijgers P, Daenen W, Flameng W. Initial experiences with the Impella device in patients with cardiogenic shock - Impella support for cardiogenic shock. Thorac Cardiovasc Surg. 2003 Dec;51(6):312-7.

49	Onorati F, Cristodoro L, Borrello F, Esposito A, Merola S,Renzulli A. Ventricular assistance with microaxial flow pump following mitral repair for dilated cardiomyopathy. Int J Artif Organs. 2006 Jun;29(6):591-5.

50	Patanè F, Grassi R, Zucchetti MC, Ceresa F, Amata AD, Zingarelli E, Sansone F, Marte F, Patanè S. The use of Impella Recover in the treatment of post-infarction ventricular septal defect: A new case report. Int J Cardiol. 2010 Oct 8;144(2):313-5.

51	Patanè F, Zingarelli E, Sansone F, Rinaldi M. Acute ventricular septal defect treated with an Impella recovery as a ‘bridge therapy’ to heart transplantation. Interact Cardiovasc Thorac Surg. 2007 Dec;6(6):818-9.

52	Rajagopal V, Steahr G, Wilmer CI, Raval NY. A novel percutaneous mechanical biventricular bridge to recovery in severe cardiac allograft rejection. J Heart Lung Transplant. 2010 Jan;29(1):93-5.

53	Romeo F. The successful combined use of Impella LP 2.5 and intra-aortic balloon pump in ST-elevation myocardial infarction with refractory cardiogenic shock. J Cardiovasc Med (Hagerstown). 2012 Aug;13(8):531-2.

54	Rossiter-Thornton M, Arun V, Forrest AP, Bayfield MS, Wilson MK. Left ventricular support with the Impella LP 5.0 for cardiogenic shock following cardiac surgery. Heart Lung Circ. 2008 Jun 17(3):243-5.

55	Samoukovic G, Al-Atassi T, Rosu C, Giannetti N, Cecere R. Successful treatment of heart failure due to acute transplant rejection with the Impella LP 5.0. Ann Thorac Surg. 2009 Jul 88(1):271-3.

56	Samoukovic G, Rosu C, Giannetti N, Cecere R. The Impella LP 5.0 as a bridge to long-term circulatory support. Interact Cardiovasc Thorac Surg. 2009 Jun 8(6):682-3.

57	Sassard T, Scalabre A, Bonnefoy E, Sanchez I, Farhat F, Jegaden O. The right axillary artery approach for the Impella Recover LP 5.0 microaxial pump. Ann Thorac Surg. 2008 Apr;85(4):1468-70.

58	Schroeter MR, Unsöld B, Holke K, Schillinger W. Pro-thrombotic condition in a woman with peripartum cardiomyopathy treated with bromocriptine and an Impella LP 2.5 heart pump. Clin Res Cardiol. 2012 Jul 25.

59	Seyfarth M, Sibbing D, Bauer I, Fröhlich G, Bott-Flügel L, Byrne R, Dirschinger J, Kastrati A, Schömig A. A randomized clinical trial to evaluate the safety and efficacy of a percutaneous left ventricular assist device versus intra-aortic balloon pumping for treatment of cardiogenic shock caused by myocardial infarction. J Am Coll Cardiol. 2008 Nov 4 52(19):1584-8.

60	Siegenthaler MP, Brehm K, Strecker T, Hanke T, Nötzold A, Olschewski M, Weyand M, Sievers H, Beyersdorf F. The Impella Recover microaxial left ventricular assist device reduces mortality for postcardiotomy failure: a three-center experience. J Thorac Cardiovasc Surg. 2004 Mar 127(3): 812-22.

61	Sjauw KD, Remmelink M, Baan J Jr, Lam K, Engström AE, van der Schaaf RJ, Vis MM, Koch KT, van Straalen JP, Tijssen JG, de Mol BA, de Winter RJ, Piek JJ, Henriques JP. Left Ventricular Unloading in Acute ST-Segment Elevation Myocardial Infarction Patients Is Safe and Feasible and Provides Acute and Sustained Left Ventricular Recovery. J Am Coll Cardiol. 2008 Mar 11;51(10):1044-6.

62	Stoliński J, Rosenbaum C, Flameng W, Meyns B. The heart-pump interaction: effects of a micro-axial blood pump. Int J Artif Organs. 2002 Nov;25(11):1082-8.

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Pub#	Publication Citation

63	Strauch JT, Franke UF, Breuer M, Wippermann J, Wittwer T, Madershahian N, Kaluza M, Wahlers T. Technical feasibility of Impella Recover 100 microaxial left ventricular assist device placement after biologic aortic valve replacement (21 mm) for postcardiotomy failure. J Thorac Cardiovasc Surg. 2005 Dec;130(6):1715-6.

64	Suradi H, Breall JA. Successful use of the Impella 2.5 device in giant cell myocarditis as a bridge to permanent left ventricular mechanical support. Tex Heart Inst J. 2011;38(4):437-40.

65	Tevaearai HT, Schmidli J, Mohacsi P, Rothen HU, Eckstein FS, Carrel TP. Leakage of the arterial prosthesis of an Impella RVAD. Ann Thorac Surg. 2006 Oct;82(4):1527-9.

66	Toggweiler S, Jamshidi P, Erne P. Functional mitral stenosis: a rare complication of the Impella assist device. Eur J Echocardiogr. 2008 May;9(3):412-3.

67	Wiktor DM, Sawlani N, Kanthi Y, Sipahi I, Fang JC, Blitz A. Successful combined use of Impella Recover 2.5 device and intra-aortic balloon pump support in cardiogenic shock from acute myocardial infarction. ASAIO J. 2010 Nov-Dec;56(6):519-21.

Table 3. Other Publications

Pub#	Publication Citation

1	Apel J, Paul R, Klaus S, Siess T, Reul H. Assessment of hemolysis related quantities in a microaxial blood pump by computational fluid dynamics. Artif Organs. 2001 May;25(5):341-7.

2	Autschbach R, Rauch T, Engel M, Brose S, Ullmann C , Diegeler A, Mohr FW. A New Intracardiac Microaxial Pump: First Results of a Multicenter Study Artif Organs. 2001 May;25(5):327-30.

3	Badheka AO, Cohen MG. Percutaneous left ventricular assist devices—still waiting for the final word. Catheter Cardiovasc Interv. 2011 Aug 1;78(2):314-5.

4	Bashir J, Klas M, Cheung A. Peripheral insertion techniques for the Impella 5.0 circulatory support system. Innovations (Phila). 2010 Sep;5(5):341-4.

5	Basra SS, Loyalka P, Kar B. Current status of percutaneous ventricular assist devices for cardiogenic shock.Curr Opin Cardiol. 2011 Nov;26(6):548-54.

6	Bierbach B, Kasper-König W, Haist T, Meier M, Pritzer H, Hanenkamp U, Horstick G, Kempski O, Oelert H. Effect of different operative techniques for myocardial revascularisation on hemodynamics and myocardial perfusion in a porcine model. Thorac Cardiovasc Surg. 2005 Apr;53(2):103-9.

7	Boccalandro F. The use of PTCA in acute mitral regurgitation and cardiogenic shock: Revisited with impella. - response from the authors. Catheter Cardiovasc Interv. 2012 Sep 25.

8	Boening A, Friedrich C, Caliebe D, Cremer J. Efficacy of intracardiac right ventricular microaxial pump support during beating heart surgery. Interact Cardiovasc Thorac Surg. 2004 Sep;3(3):495-8.

9	Bunch TJ, Mahapatra S, Madhu Reddy Y, Lakkireddy D. The role of percutaneous left ventricular assist devices during ventricular tachycardia ablation. Europace. 2012 Aug;14 Suppl 2:ii26-ii32.

10	Cheng JM, den Uil CA, Hoeks SE, van der Ent M, Jewbali LS, van Domburg RT, Serruys PW. Percutaneous left ventricular assist devices vs. intra-aortic balloon pump counterpulsation for treatment of cardiogenic shock: a meta-analysis of controlled trials. Eur Heart J. 2009 Sep;30(17):2102-8.

11	Christiansen S, Perez-Bouza A, Reul H, Autschbach R. In vivo experimental testing of a microaxial blood pump for right ventricular support. Artif Organs. 2006 Feb;30(2):94-100.

12	Cook S, Windecker S. Percutaneous left ventricular assist devices during cardiogenic shock and high-risk percutaneous coronary interventions. Curr Cardiol Rep. 2009 Sep;11(5):369-76.

13	Desai NR, Bhatt DL. Evaluating percutaneous support for cardiogenic shock: data shock and sticker shock. Eur Heart J. 2009 Sep;30(17):2073-5.

14	De Souza CF de, de Souza Brito F, De Lima VC, De Camargo Carvalho AC. Percutaneous mechanical assistance for the failing heart. J Interv Cardiol. 2010 Apr;23(2):195-202.

IMPELLA Clinical Literature Search Report	Page 11 of 42

Pub#	Publication Citation

15	El Oakley R. Commentary: successful combined use of the Impella Recover 2.5 device and intraaortic balloon pump support for cardiogenic shock after acute myocardial infarction. ASAIO J. 2010 Nov-Dec;56(6):517-8.

16	Ender J, Anwar N, Brose S, Engel M, Retry A, Autschbach R. Epicardial echocardiography for correct placement of the intracardial biventricular assist device (Impella). Thorac Cardiovasc Surg. 2002 Apr;50(2):92-4.

17	Engström AE, Piek JJ, Henriques JP. Percutaneous left ventricular assist devices for high-risk percutaneous coronary intervention. Expert Rev Cardiovasc Ther. 2010 Sep;8(9):1247-55.

18	Engström AE, Sjauw KD, Henriques JP. Percutaneous assist devices vs. intra-aortic balloon pump for cardiogenic shock: evidence under construction vs. expert opinion. Eur Heart J. 2010 Feb;31(4):502; author reply 502-3.

19	Garatti A, Colombo T, Vitali E. Placement of the Impella Recover LD microaxial blood pump through a bioprosthesis is technically feasible. J Thorac Cardiovasc Surg. 2006 Oct;132(4):989-90.

20	Garratt KN, Holmes DR. Benefit with Impella? J Am Coll Cardiol. 2010 Jun 8;55(23):2608.

21	Goldstein JA, Kern MJ. Percutaneous mechanical support for the failing right heart. Cardiol Clin. 2012 May;30(2):303-10.

22	Haggerty CM, Fynn-Thompson F, McElhinney DB, Valente AM, Saikrishnan N, Del Nido PJ, Yoganathan AP. Experimental and numeric investigation of Impella pumps as cavopulmonary assistance for a failing Fontan. J Thorac Cardiovasc Surg. 2012 Sep;144(3):563-9.

23	Henriques JPS; de Mol BAJM. New percutaneous mechanical left ventricular support for acute MI: the AMC MACH program. Nat Clin Pract Cardiovasc Med. 2008 Feb;5(2):62-3.

24	Hermansen SE, Naesheim T, How OJ, Myrmel T.Circulatory assistance in acute heart failure-where do we go from here? Scand Cardiovasc J. 2009 Aug;43(4):211-6.

25	Heuser R. The use of PTCA in acute mitral regurgitation and cardiogenic shock: Revisited with impella. Catheter Cardiovasc Interv. 2012 Sep 25.

26	Isgro F, Kiessling AH, Rehn E, Lang J, Saggau W. Intracardiac left ventricular support in beating heart, multi-vessel revascularization. J Card Surg. 2003 May-Jun;18(3):240-4.

27	Kawashima D, Gojo S, Nishimura T, Itoda Y, Kitahori K, Motomura N, Morota T, Murakami A, Takamoto S, Kyo S, Ono M. Left ventricular mechanical support with Impella provides more ventricular unloading in heart failure than extracorporeal membrane oxygenation. ASAIO J. 2011 May-Jun;57(3):169-76.

28	Krenn L, Delle Karth G. Myocardial Infarction complicated by cardiogenic shock: a possible role for the Impella device? Crit Care Med. 2011 Sep;39(9):2186-7.

29	Lee MS, Makkar RR. Percutaneous left ventricular support devices. Cardiol Clin. 2006;24(2):265-75.

30	Martin J, Benk C, Yerebakan C, Derjung G, Sarai K, Beyersdorf F. The new Impella intracardiac microaxial pump for treatment of right heart failure after orthotopic heart transplantation. Transplant Proc. 2001 Nov-Dec;33(7-8):3549-50.

31	McCulloch B. Use of the Impella 2.5 in high-risk percutaneous coronary intervention. Crit Care Nurse. 2011 Feb;31(1):e1-16.

32	Meyns B, Autschbach R, Böning A, Konertz W, Matschke K, Schöndube F, Wiebe K, Fischer E. Coronary artery bypass grafting supported with intracardiac microaxial pumps versus normothermic cardio-pulmonary bypass: a prospective randomized trial. Eur J Cardiothorac Surg. 2002 Jul;22(1):112-7.

33	Meyns B, Stolinski J, Leunens V, Verbeken E, Flameng W. Left ventricular support by catheter-mounted axial flow pump reduces infarct size. J Am Coll Cardiol. 2003 Apr 2;41(7):1087-95.

34	Miller MA, Dukkipati SR, Koruth JS, d’Avila A, Reddy VY. How to perform ventricular tachycardia ablation with a percutaneous left ventricular assist device. Heart Rhythm. 2012 Jul;9(7):1168-76.

35	Mueller XM, Boone Y, Augstburger M, Horisberger J, von Segesser LK. Bi-ventricular axial micropump: impact on blood cell integrity. Swiss Surg. 2001;7(5):213-7.

IMPELLA Clinical Literature Search Report	Page 12 of 42

Pub#	Publication Citation

36	Myers TJ. Temporary ventricular assist devices in the intensive care unit as a bridge to decision. AACN Adv Crit Care. 2012 Jan-Mar;23(1):55-68.

37	Oses P, Casassus F, Leroux L, Calderon J, Barandon L. Optimization of Impella 5.0 implantation using mini-sternotomy approach in postmyocardial infarction cardiogenic shock. J Card Surg. 2012 Sep;27(5):605-6.

38	Ostadal P, Mlcek M, Holy F, Horakova S, Kralovec S, Skoda J, Petru J, Kruger A, Hrachovina V, Svoboda T, Kittnar O, Reddy VY, Neuzil P. Direct Comparison ofPercutaneous Circulatory Support Systems in Specific Hemodynamic Conditions in a Porcine Model. Circ Arrhythm Electrophysiol. 2012 Oct 10.

39	Ouweneel DM, Henriques JP. Percutaneous cardiac support devices for cardiogenic shock: current indications and recommendations. Heart. 2012 Aug;98(16):1246-54.

40	Palacios IF. Left ventricular assistant device Impella 2.5 usage for patients undergoing high-risk PCI. Catheter Cardiovasc Interv. 2012 Jun 1;79(7):1135-7.

41	Patanè F, Centofanti P, Zingarelli E, Sansone F, La Torre M. Potential role of the Impella Recover left ventricular assist device in the management of postinfarct ventricular septal defect. J Thorac Cardiovasc Surg. 2009 May;137(5):1288-9.

42	Patel KM, Sherwani SS, Baudo AM, Salvacion A, Herborn J, Soong W, Kendall MC. Echo rounds: the use of transesophageal echocardiography for confirmation of appropriate Impella 5.0 device placement. Anesth Analg. 2012 Jan;114(1):82-5.

43	Paul R, Marseille O, Hintze E, Huber L, Schima H, Reul H, Rau G. In vitro thrombogenicity testing of artificial organs. Int J Artif Organs. 1998 Sep;21(9):548-52

44	Raess DH, Weber DM. Impella 2.5. J Cardiovasc Transl Res. 2009 Jun;2(2):168-72.

45	Remmelink M, Sjauw KD, Henriques JP, de Winter RJ, Koch KT, van der Schaaf RJ, Vis MM, Tijssen JG, Piek JJ, Baan J Jr. Effects of left ventricular unloading by Impella recover LP2.5 on coronary hemodynamics. Catheter Cardiovasc Interv. 2007 Oct 1;70(4):532-7.

46	Reul H. Technical requirements and limitations of miniaturized axial flow pumps for circulatory support. Cardiology. 1994;84(3):187-93.

47	Rosarius N, Siess T, Reul H, Rau G. Concept, realization, and first in vitro testing of an intraarterial microaxial blood pump with an integrated drive unit. Artif Organs. 1994 Jul;18(7):512-6.

48	Sarkar K, Kini AS. Percutaneous left ventricular support devices. Cardiol Clin. 2010 Feb;28(1):169-84.

49	Sauren LD, Accord RE, Hamzeh K, de Jong M, van der Nagel T, van der Veen FH, Maessen JG. Combined Impella and intra-aortic balloon pump support to improve both ventricular unloading and coronary blood flow for myocardial recovery: an experimental study. Artif Organs. 2007 Nov 31(11):839-42.

50	Sayer GT, Baker JN, Parks KA. Heart rescue: the role of mechanical circulatory support in the management of severe refractory cardiogenic shock. Curr Opin Crit Care 2012 Oct 18(5):409-16.

51	Schampaert S, van’t Veer M, van de Vosse FN, Pijls NH, de Mol BA, Rutten MC. In vitro comparison of support capabilities of intra-aortic balloon pump and Impella 2.5 left percutaneous. Artif Organs. 2011 Sep;35(9):893-901.

52	Schmidt T, Siefker J, Spiliopoulos S, Dapunt O. New experience with the paracardial right ventricular axial flow micropump impella elect 600. Eur J Cardiothorac Surg. 2003 Aug 24(2):307-8.

53	Schwartz BG, Ludeman DJ, Mayeda GS, Kloner RA, Economides C, Burstein S. High-risk percutaneous coronary intervention with the TandemHeart and Impella devices: a single-center experience. J Invasive Cardiol. 2011 Oct 23(10):417-24.

54	Siess T, Meyns B, Spielvogel K, Reul H, Rau G, Flameng W. Hemodynamic system analysis of intraarterial microaxial pumps in vitro and in vivo. Artif Organs.1996 Jun;20(6):650-61.

55	Siess T, Nix C, Menzler F. From a lab type to a product: a retrospective view on Impella’s assist technology. Artif Organs. 2001 May 25(5):414-21

56	Siess T, Reul H, Rau G. Hydraulic refinement of an intraarterial microaxial blood pump. Int J Artif Organs. 1995 May;18(5):273-85.

IMPELLA Clinical Literature Search Report	Page 13 of 42

Pub#	Publication Citation

57	Siess T, Reul H, Rau G. Concept, realization, and first in vitro testing of an intraarterial microaxial blood pump. Artif Organs. 1995 Jul;19(7):644-52.

58	Sjauw KD, Engström AE, Henriques JP. Percutaneous mechanical cardiac assist in myocardial infarction. Where are we now, where are we going? Acute Card Care. 2007;9(4):222-30.

59	Song X, Throckmorton AL, Untaroiu A, Patel S, Allaire PE, Wood HG, Olsen DB. Axial flow blood pumps. ASAIO J. 2003 Jul-Aug;49(4):355-64.

60	Speiser BS. Percutaneously implanted left ventricular assist device: establishing a program from implant to intensive care unit. Dimens Crit Care Nurs. 2011 Sep-Oct;30(5):236-40.

61	Spillner J, Stoppe C, Hatam N, Amerini A, Menon A, Nix C, Steinseifer U, Abusabha Y, Giessen H, Autschbach R, Haushofer M. Feasibility and efficacy of bypassing the right ventricle and pulmonary circulation to treat right ventricular failure: an experimental study. J Cardiothorac Surg. 2012 Feb 6;7:15.

62	Sugiki H, Nakashima K, Vermes E, Loisance D, Kirsch M.Temporary right ventricular support with Impella Recover RD axial flow pump. Asian Cardiovasc Thorac Ann. 2009 Aug;17(4):395-400.

63	Syed AI, Kakkar A, Torguson R, Li Y, Ben-Dor I, Collins SD, Lemesle G, Maluenda G, Xue Z, Scheinowitz M, Kaneshige K, Satler LF, Kent KM, Suddath WO, Pichard AD, Lindsay J, Waksman R. Prophylactic use of intra-aortic balloon pump for high-risk percutaneous coronary intervention: will the Impella LP 2.5 device show superiority in a clinical randomized study? Cardiovasc Revasc Med. 2010 Apr-Jun;11(2):91-7.

64	Tuseth V, Pettersen RJ, Epstein A, Grong K, Husby P, Farstad M, Wentzel-Larsen T, Rotevatn S, Nordrehaug JE.Percutaneous left ventricular assist device can prevent acute cerebral ischemia during ventricular fibrillation. Resuscitation 2009;80(10):1197-1203.

65	Tuseth V, Salem M, Pettersen R, Grong K, Rotevatn S, Wentzel-Larsen T, Nordrehaug JE. Percutaneous left ventricular assist in ischemic cardiac arrest. Crit Care Med. 2009;37(4):1365-72.

66	Vaina S, Ligthart J, Vijayakumar M, Ten Cate FJ, Witsenburg M, Jordaens LJ, Sianos G, Thornton AS, Scholten MF, de Jaegere P, Serruys PW. Intracardiac echocardiography during interventional procedures. EuroIntervention. 2006 Feb;1(4):454-64.

67	Vercaemst L, Vandezande E, Janssens P, Yvan T, Peter D, Meyns B. Impella: a miniaturized cardiac support system in an era of minimal invasive cardiac surgery. J Extra Corpor Technol. 2002 Jun;34(2):92-100.

68	Windecker S. Percutaneous left ventricular assist devices for treatment of patients with cardiogenic shock. Curr Opin Crit Care. 2007 Oct;13(5):521-7.

69	Yoshitake I, Hata M, Sezai A, Unosawa S, Wakui S, Kimura H, Nakata KI, Hata H, Shiono M. The effect of combined treatment with Impella and landiolol in a swine model of acute myocardial infarction. J Artif Organs. 2012 Apr 13.

IMPELLA Clinical Literature Search Report	Page 14 of 42

3.2	Brief Summary of Each Publication

A brief description of each of the 193 publications is listed below, alphabetically by aurhor, in Table 4, below.

Table 4: Brief Summary of Publications

Pub#	Abbreviated Publication Citation	Brief Summary

1	Abuissa H et al. J Cardiovasc Electrophysiol. 2009.	Successful use of the Impella microcirculatory axial blood flow pump is reported in 3 patients with hemodynamically unstable ventricular tachycardia that allowed successful completion of the EP ablation procedure.

2	Abusaid GH et al. Echocardiography 2012.	A 33-year-old patient with nonischemic cardiomyopathy presented with cardiogenic shock requiring percutaneous left ventricular assist device placement despite inotropic support. Under transthoracic two-dimensional echocardiographic guidance, an Impella 2.5 L heart pump was placed. The inflow catheter was distal to the aortic valve, however patient remained in shock. Real time three-dimensional transthoracic echocardiography showed the inflow catheter imbedded into the papillary muscle causing inlet occlusion. By cropping 3D data set in multiple planes, a better spatial visualization of the inflow catheter and its distance from the aortic valve was easily obtained and the device was adjusted, with immediate improvement in patient’s hemodynamic status.

3	Akay MH, et al. J Card Surg. 2010 Sep;25(5):606-7.	We used the Impella Recover LD 5.0 Left Ventricular Assist Device to support a 61-year-old woman with an acute myocardial infarction, compromised pulmonary function, and severe cardiovascular disease during coronary artery bypass grafting (CABG). Off-pump CABG or CABG with cardiopulmonary bypass would have been risky. Our case highlights the usefulness of the Impella Recover LD, which can be inserted into the ascending aorta via a prosthetic graft, for providing hemodynamic support during and after CABG in patients with complex cardiovascular disease.

4	Alasnag MA, et al. Cardiovasc Revasc Med. 2011.	Impella 2.5 was used to support 60 consecutive high-risk PCI patients. Overall angiographic success was achieved in 96% of cases. At 30 days mortality was 5%, and rates of myocardial infarction, stroke, target vessel revascularization and urgent bypass surgery were 0%.

5	Andrade JG, et al. J Heart Lung Transplant. 2010.	13-year-old boy with fulminant biopsy-proven viral myocarditis supported with Impella device. The patient made a complete recovery.

6	Apel J, et al. Artif Organs. 2001.	In this article, a general approach of hemolysis analysis by means of computational fluid dynamics (CFD) is discussed.

IMPELLA Clinical Literature Search Report	Page 15 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

7	Arieti M, et al. Cardiovasc Revasc Med. 2008.	Two cases of high-risk complete myocardial revascularization in patients older than 80 years assisted by the Impella 2.5 are presented. Authors report that the device proved to be relatively easy to set up and hemodynamically useful for patients with left ventricular dysfunction and end-stage coronary atherosclerosis.

8	Atoui R, et al. J Card Surg. 2009.	Case reported for successful use of Impella to hemodynamically support a high-risk abdominal surgery of a male awaiting cardiac transplantation for ischemic cardiomyopathy with a left ventricular ejection fraction (LVEF) of 15%.

9	Autschbach R, et al. Artif Organs. 2001.	Use reported of ELECT microaxial cardiac pump in assisted beating heart coronary artery bypass graft (CABG) operation. Authors concluded “There were no pump related life threatening or severe adverse events. Beating heart procedures with ICC (intra-corporeal circulation) can be reliably and safely achieved. As the device is easy to use, it may deserve a more widespread use in the future”.

10	Badawi, RA et al. J Invasive Cardiol. 2012	We report a case of high-risk balloon aortic valvuloplasty and percutaneous coronary intervention using the Impella 2.5 pLVAD in a patient with severely depressed left ventricular function as a bridge to heart transplantation. In our case, there did not appear to be any adverse events resulting from the use of the Impella for BAV.

11	Badheka AO, et al. Catheter Cardiovasc Interv. 2011.	This editorial comments on the clinical data supporting use of temporary percutaneous left ventricular assist devices in patients with cardiogenic shock or undergoing high-risk PCI. The authors state that the final word must come from randomized clinical trials.

12	Badhey N, et al. Catheter Cardiovasc Interv. 2010.	A case of left internal mammary artery graft anastomosis to the anterior interventricular vein leading to congestive heart failure. The patient underwent successful left main stenting using an Impella left ventricular assist device and left internal mammary graft occlusion using two Amplatzer vascular plugs.

13	Baldi T, et al.Vasa. 2009.	The authors report on a large arteriovenous fistula that required surgical repair after use of an Impella 2.5 for 6 days for support of a patient in post-AMI cardiogenic shock.

14	Bashir J, et al. Innovations (Phila). 2010.	The authors describe two novel insertion techniques for the Impella 5.0: a graft approach and a purse-string approach, that can be used in patients with small femoral arteries and also allow removal of the device at the bedside.

15	Basra SS, et al.Curr Opin Cardiol. 2011	A review of the current evidence on the use of pVADs (TandemHeart LVAD, Impella, percutaneous ECMO), their indications, relative merits, and adverse effects; discussion of the current approach to the appropriate use of pVADs in patients with cardiogenic shock; proposal of an algorithm for device selection tailored to each patient’s needs based on severity of cardiogenic shock, amount of support needed, and the overall clinical scenario.

IMPELLA Clinical Literature Search Report	Page 16 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

16	Bautista-Hernández V et al. Rev Esp Cardiol. 2007.	Use of the Impella device for the treatment of cardiogenic shock following cardiopulmonary bypass (n=7) and for maintaining hemodynamic stability in high-surgical-risk patients undergoing unprotected left coronary artery angioplasty (n=6). Per the authors, “Impella ventricular assist device is easy to implant and has a low rate of complications. It can prove useful in specific patients with low output following open heart surgery as a bridge prior to heart transplantation and in patients with acute heart failure as in acute mitral failure or myocarditis”.

17	Bell BP, et al. Catheter Cardiovasc Interv. 2011 Apr 26.	We report three cases of patients with cardiogenic shock with successful transradial intervention (TRI) whilst using unilateral femoral access for Impella 2.5 mechanical support.

18	Bennett MT, et al. Innovations (Phila). 2010.	Impella RD was used to successfully bridge a patient to recovery after isolated right ventricular dysfunction post-cardiac transplant.

19	Beurtheret S, et al. ASAIO J. 2012	We report the case of a 34-year-old woman admitted for cardiogenic shock related to acute myocarditis. Initial hemodynamic instability required mechanical ventilation and peripheral venoarterial extracorporeal membrane oxygenation (ECMO). Secondary acute pulmonary edema after ECMO implantation required emergency left ventricular decompression with a percutaneous Impella 5.0. Hemodynamics improved but after one hour the Impella 5.0 failed due to a kinked purge line caused by difficulty in crossing the aortic valve, as the valve often does not open in patients on ECMO. The patient finally died. This case highlights the usefulness of Impella pump to unload left cardiac chambers but also its technical challenge when used in a patient on ECMO

20	Beyer AT, J Invasive Cardiol.2010 Mar;22(3):E37-9.	We report a case of a 64-year-old male with cardiogenic shock due to allograft rejection requiring mechanical support while undergoing intense immunosuppression. He underwent implantation of a micro-axial endovascular pump (Impella 2.5). To our knowledge, this is the first reported case of successful Impella device deployment as a bridge-to-recovery strategy.

21	Bhat TM, et al. Clin Med Insights Cardiol. 2011	First case of a serious local vascular complication-superficial femoral artery thrombus formation during Impella Recover LP 2.5 use in a high risk PCI which was managed successfully with novel aspiration thrombectomy catheter, which in itself is the first reported use of this catheter in such a vascular complication.

22	Bierbach B, et al. Thorac Cardiovasc Surg. 2005.	In 24 pigs various assists during bypass surgery were tested (ECC, OPCAB techniques, or Impella support device; n = 8 in each arm). Study demonstrated that hemodynamic depression can be reduced by use of the Impella pump.

23	Boccalandro F. Catheter Cardiovasc Interv. 2012.	In their editorial response, the authors note that new percutaneous left ventricular assist devices such as the Impella 2.5 that aim to actively support and unload the left ventricle are best suited for cases of acute increase in the left ventricular preload such as acute mitral regurgitation, both to support a percutaneous intervention if appropriate or as a bridge to mitral valve surgery when necessary.

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Pub#	Abbreviated Publication Citation	Brief Summary

24	Boening A, et al. Interact Cardiovasc Thorac Surg. 2004.	Efficacy of intracardiac right ventricular microaxial pump (ELECT) support during beating heart surgery is described. Per the authors, “Our results show that an IRVP (intracardiac right ventricular pump) can be applied safely and effectively in patients undergoing beating heart coronary surgery”.

25	Bunch TJ, et al. Europace. 2012.	This review article considers the published clinical experience for use of pVAD technologies to maintain perfusion in order to allow induction and mapping of VT in the setting of severe cardiomyopathy and haemodynamic instability.

26	Bresson D, et al. Arch Cardiovasc Dis. 2011	Report of experience with Impella 5.0 in 9 pts with severe ischemic heart failure. Six pts (group 1) presented with cardiogenic shock at the acute phase of an STEMI. Three pts (group 2) had severe ischemic cardiomyopathy with temporary contra-indication to LVAD or transplantation. In all pts Impella 5.0 was safely placed through the right subclavian artery. Cardiac power output increased from baseline to 72hrs. Impella remained in place for 12±7 days. In group 1, 5 pts were in INTERMACS Profile 3 at the time of pump insertion. Three could be weaned and survived. One pt in INTERMACS Profile 1 died of intractable heart failure within hours. In group 2, two pts underwent HTx. Hemorrhage requiring transfusions was observed in 4 pts but only one case was directly related to the Impella 5.0.

27	Burzotta F, et al. J Cardiovasc Med 2008.	Ten patients with poor LV function and multivessel or left main coronary artery disease underwent PCI with prophylactic Impella implantation. One patient died after Impella removal due to acute stent thrombosis. The other patients had an uncomplicated in-hospital course. At 1-year follow-up, no patient died nor suffered acute myocardial infarction. Two patients required repeat revascularization. LVEF at follow-up increased significantly (from 31% to 41%, p=0.02). Per the authors, “Our results support the feasibility and safety of Impella-assisted percutaneous coronary intervention in high-risk patients”.

28	Burzotta F, et al. J Invasive Cardiol 2009.	Case report of successful retrograde transradial recanalization and stenting of a chronically occluded left main coronary artery (LMCA) from a saphenous vein graft supported by the Impella 2.5 assist device.

29	Catena E, et al. Echocardiography. 2005.	We described the use of 3D echocardiography in a patient who underwent Impella support for postcardiotomy shock. 3D echocardiography allowed complete visualization of the pump and provided excellent intraoperative assessment of the complex spatial location into the left ventricle.

30	Catena E, et al. Eur J Echocardiogr. 2004.	Report on serial echocardiographic evaluations in 8 patients undergoing circulatory support by a new miniaturized microaxial pump, the Impella. Per the authors, “Before implantation echocardiography was useful to rule out anatomic contraindications. During and after implantation echocardiography provided information for correct positioning and evaluation of left ventricular filling necessary to optimize pump performance. During assistance it gave important information to assess left and right ventricular function”.

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Pub#	Abbreviated Publication Citation	Brief Summary

31	Catena E, et al. J Am Soc Echocardiogr. 2004.	We report our experience with echocardiographic monitoring on a patient with ischemic cardiomyopathy who underwent Impella implant as a bridge to heart transplant. During the surgical procedure echocardiography had an essential role for anatomic evaluation of the heart and correcting intraventricular positioning of the device.

32	Chandola R, et al. Ann Thorac Surg. 2012	We report the case of a 45-year-old woman who developed severe aortic insufficiency after insertion of a 5.0 L Impella device 16 weeks after heart transplantation due to acute rejection. The Impella 5.0 was used for 2 weeks to provide hemodynamic stability. A 29-mm CoreValve prosthesis was inserted percutaneously. At 6 months after prosthesis implantation, the patient was asymptomatic in New York Heart Association functional class II with no aortic insufficiency.

33	Chaparro SV, et al. ASAIO J. 2012	This is the first reported case of an Impella percutaneous left ventricular assist device being used in combination with extracorporeal membrane oxygenation in a patient with biventricular and respiratory failure, as a bridge to recovery.

34	Cheng JM, et al. Eur Heart J. 2009.	Meta-analysis of three studies of percutaneous LVAD vs. IABP in cardiogenic shock patients shows that the percutaneous LVAD provides superior hemodynamic support in patients compared with IABP but did not show a statistically significant difference in early survival. Two of the three trials summarized included Tandem Heart as the p-LVAD and one trial used Impella.

35	Choi DC, et al. Innovations (Phila). 2011	We report the first case in which the Impella 5.0 device was placed directly into the ascending aorta via a small right anterior thoracotomy in a patient following acute myocardial infarction complicated by cardiogenic shock.

36	Christiansen S, et al. Eur J Cardiothorac Surg. 2003.	Case reports for the first use of a new paracardiac microaxial blood pump for postcardiotomy right heart failure in two patients undergoing emergency CABG.

37	Christiansen S, et al. Asian Cardiovasc Thorac Ann. 2006.	The authors report their first successful clinical use of a new paracardiac right ventricular microaxial blood pump which was developed for postcardiotomy right heart failure.

38	Christiansen S, et al. Artif Organs. 2006.	The authors report results of an animal study (sheep model) for use of a micro-axial blood pump for right ventricular support.

39	Cohen R, et al. J Invasive Cardiol. 2007.	Case report of a successful distal left main coronary artery T-stenting supported by the Impella 2.5 assist device in a patient with severe LV dysfunction.

40	Colombo T, et al. Ital Heart J. 2003.	A patient with septic and cardiogenic shock secondary to acute myocarditis was successfully treated by left ventricular unloading using the Impella.

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41	Cook S, et al. Curr Cardiol Rep. 2009.

In this review article the authors discuss the use of percutaneous left ventricular assist devices in patients with cardiogenic shock, in patients with acute STEMI without shock, and during high-risk percutaneous coronary interventions. They note that “preventive or bailout pVAD implantation can restore or maintain hemodynamic stability and represents an important advance in the management of patients with acute left ventricular dysfunction or cardiogenic shock. Although improvement of hemodynamic parameters by pVADs appears promising compared with IABP support alone, it remains to be determined whether this benefi t translates into improved clinical outcome.”

42	Cubeddu RJ, et al. EuroIntervention 2012	Literature review of use of the Impella 2.5 system compared to the use of IABP in patients with cardiogenic shock. We also discuss the potential role for combination therapy for a patient with refractory shock. We describe a case in which an IABP was used as a bail-out strategy to provide additional hemodynamic support in a patient with refractory cardiogenic shock after the Impella 2.5 system was in place.

43	Dahdouh Z, et al. Cardiovasc Revasc Med. 2011	Case report of transradial rescue percutaneous intervention for cardiogenic shock in a young man with support of an Impella device via femoral access.

44	Dahlin LG, et al. Ann Thorac Surg. 2008.	Case report of a patient with combined mitral valve annuloplasty and CABG procedure with severe, life-threatening bleeding complication due to left ventricular posterior wall rupture. The patient was successfully treated with the Impella left ventricular assist device to decompress the left ventricle and minimize the bleeding, as the patient’s condition did not allow standard repair of the left ventricle.

45	Dens J, et al. EuroIntervention. 2006.	Developmental study of the RECOVER 2.5 assist device in patients scheduled for high risk off-pump CABG, PCI, or support of patients in cardiogenic shock that gave direction for further device improvements. Conclusions from the report: “The Recover 2.5 micro axial pump allows, via percutaneous approach, partial unloading of the left ventricle. The technique is, after design modifications, feasible and safe and results in hemodynamic improvement”.

46	Desai NR, et al. Eur Heart J. 2009.	In this editorial, the authors argue that “large randomized trials comparing percutaneous LVADs and IABPs with each other as well as with appropriate controls need to be performed before we can more convincingly offer our patients evidence-based care.”

47	De Souza CF de, et al. J Interv Cardiol. 2010	Review describing the history of percutaneous LVAD, from its beginning, to the other devices currently available, including those created for right ventricle and biventricular support.

48	Dhar G, et al. Catheter Cardiovasc Interv. 2009.	Case report in which the circulatory support provided by Impella 2.5 heart pump, in addition to discontinuation of inotropic support and intra-aortic balloon pump, allowed stabilization and successful high-risk percutaneous revascularization.

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49	Dixon SR, et al. JACC Cardiovasc Interv. 2009.	Results of the PROTECT I FDA feasibility study for use of Impella 2.5 in high-risk PCI (n=20) demonstrate safety and potential efficacy. The results were noted as follows. “The Impella 2.5 device was implanted successfully in all patients. The mean duration of circulatory support was 1.7 +/- 0.6 h (range: 0.4 to 2.5 h). Mean pump flow during PCI was 2.2 +/- 0.3 l/min. At 30 days, the incidence of major adverse cardiac events was 20% (2 patients had a periprocedural myocardial infarction; 2 patients died at days 12 and 14). There was no evidence of aortic valve injury, cardiac perforation, or limb ischemia. Two patients (10%) developed mild, transient hemolysis without clinical sequelae. None of the patients developed hemodynamic compromise during PCI”. The conclusion from the authors was “The Impella 2.5 system is safe, easy to implant, and provides excellent hemodynamic support during high-risk PCI”.

50	Eichhöfer J, et al. Can J Cardiol. 2008.	Canada’s first implantations of an Impella device providing circulatory support in patients undergoing complex, high-risk PCI are reported (n=2)

51	El Oakley R. ASAIO J. 2010.	In a commentary to an article about the successful combined use of the Impella 2.5 and IABP in a cardiogenic shock patient, the aurhor notes previous animal experiments in which concurrent use of an IABP helped to reduce an increase in aortic pressure seen with use of a synchronized left atrial-to-aorta LVAD.

52	Ender J, et al. Thorac Cardiovasc Surg. 2002.	Use of EE (Epicardial echocardiography) for monitoring the correct placement of the new intracardial biventricular assist devices (ELECT) during beating-heart surgery is reported. Per the authors, “Epicardial echocardiography is a useful, innovative method for monitoring the correct placement of the new intracardial biventricular assist device during beating-heart surgery”.

53	Engström AE, et al. Crit Care Med. 2011	A total of 34 STEMI patients with profound cardiogenic shock were admitted to intensive care and treated with either the Impella 2.5 or the Impella 5.0 device. Twenty five (25) patients initially received the Impella 2.5, whereas nine patients received immediate Impella 5.0 support. Eight out of 25 patients in the Impella 2.5 group were upgraded to 5.0 support. After 48 hrs, 14 of 25 patients in the 2.5 group were alive, five of whom had been upgraded. In the 5.0 group, eight out of nine patients were alive. After 30 days, six of 25 patients in the 2.5 group were alive, three of whom had been upgraded. In the 5.0 group, three of nine patients were alive at 30 days. In conclusion, STEMI patients with severe and profound cardiogenic shock, our initial experience suggests improved survival in patients who received immediate Impella 5.0 treatment, as well as in patients who were upgraded from 2.5 to 5.0 support, when compared to patients who received only Impella 2.5 support.

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54	Engström AE, et al. EuroIntervention. 2011	In 2006, 10 patients with anterior STEMI received 3-way support with the Impella LP2.5 after PCI. The control group consisted of 10 comparable patients, treated according to routine care. For the current study, echocardiography was performed and adverse events were recorded. Mean duration of follow-up was 2.9±0.6 years in the Impella group and 3.0±0.3 years in the control group. No differences in aortic valve abnormalities and LVEF were demonstrated between the groups; LVEF increase from baseline was significantly greater in Impella-treated patients (23.6±8.9% versus 6.7±7.0%, p=0.008).

55	Engström AE, et al. Expert Rev Cardiovasc Ther. 2010	PCI strategies have become an established alternative to CABG. However, treatment options for surgery-ineligible patients with complex coronary artery disease used to be limited, especially in patients with a reduced left ventricular function. Those patients are at high risk of profound hypotension and mortality, which may be adequately prevented by prophylactic placement of a percutaneous mechanical assist device. The Impella 2.5 seems to be promising as it is easily applicable, carries a low complication rate and provides adequate circulatory support.

56	Engström AE, et al. Eur Heart J. 2010..	In response to recently published meta-analysis of IABP vs. p-LVADs in cardiogenic shock patients: more complications were observed in patients treated with IABP. Another issue with the meta-analysis is the fact that two very different p-LVADs are combined in the data analysis. The majority of patients (74 of 100) were randomized to TandemHeart vs. IABP. As emphasized by the authors, complication rate is high in TandemHeart-treated patients. Complication rate is much lower with the Impella 2.5.

57	Farhat F, et al. Interact Cardiovasc Thorac Surg. 2008.	A 50-year-old man with an end-stage cardiac failure was successfully operated on for an infrarenal aortic aneurysm with the support of an Impella 5.0 LP.

58	Ferrari M, et al. Heart. 2007.

Case report of bridge to recovery in a patient with Churg-Strauss myocarditis by long-term percutaneous support with microaxial blood pump (Impella 2.5). Despite implantation of an IABP for an EF of less than 10%, organ hypoperfusion worsened indicated by increasing Lactat levels. The IABP was replaced by an Impella 2.5. Blood lactate decreased within 12 hours of support. LVEF increased to 30 % after 6 days. No signs of leg ischemia occurred during that period. Patient was discharged from hospital with an EF of 45%.

The authors conclude that the Impella 2.5 provides a sufficient support for patients with severe cardiogenic shock.

59	Ferreiro JL, et al. Int J Cardiol. 2009.	Report of single-center experience in using the Impella 2.5 in the support of high-risk elective percutaneous coronary interventions (n=30). Per the authors, “Our study shows that the use of the Impella 2.5 device is feasible, has an overall favorable safety profile, and may help prevent periprocedural and short-term complications derived from high-risk procedures”.

IMPELLA Clinical Literature Search Report	Page 22 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

60	Fishberger SB, et al. J Interv Card Electrophysiol. 2010	Report of the novel use of the Impella percutaneous microaxial flow pump to support cardiac output in an adult patient with a Mustard operation for TGA who experienced a cardiac arrest during a prior ablation attempt. The Impella device was placed via a retrograde approach across the aortic valve into the ventricle providing hemodynamic stability for successful mapping and ablation of intra-atrial reentrant tachycardia.

61	Freitas HF, et al. Arq Bras Cardiol. 2012	This is a case report of a patient with STEMI who developed cardiogenic shock refractory to vasoactive drugs and intra-aortic balloon. The patient was successfully supported with an Impella 2.5 device.

62	Froesch P, et al. Catheter Cardiovasc Interv. 2011

Retrospective analysis of 75 patients who received temporary percutaneous LV assist to treat cardiogenic shock (n = 49) or to facilitate high-risk PCI (n = 26). Seven patients with cardiogenic shock and 10 patients with high-risk PCI received Impella 2.5, the others received TandemHeart. One-month survival was 53% in patients with shock and 96% in patients with PCI.

Twenty-seven patients (36%) had complication - 21 cases in the shock-group (43%), and 6 cases in the PCI-group (23%). Complications comprised 11 ischemic legs from which 6 suffered a compartment syndrome with 2 needing fasciotomy; a femoral arteriovenous fistula (1 patient); a femoral artery pseudoaneurysm (1); dissection of the common femoral artery (1); entry site bleeding (2); stroke chronologically related to the intervention (1); persistent hemodynamically significant atrial septal defect after the transseptal TandemHeart cannula removal (2); retroperitoneal hematoma (1); inguinal hematoma by cannula dislodgement (1); severe hemolysis (1); floating thrombus in the inferior vena cava (2); atrial perforation during TandemHeart implantation (1) eventually leading to tamponade corrected by surgical drainage.

Fifty-four percent of the complications occurred after a CPR and 78% of complications after CPR and shock. Four 4 device failures were encountered (3 with TandemHeart, 1 with Impella)

63	Garatti A, et al. Artif Organs. 2006.	Left ventricular mechanical support with the Impella 5.0 LD microaxial blood pump: a single-center experience (n=6 bridge to transplant, n=3 fulminant myocarditis, and n=3 postcardiotomy low-output syndrome). Per the authors, “Our initial experience with Impella LD as mechanical support for patients in cardiogenic shock of various etiology is promising, yielding a good survival in a population of particularly compromised patients”.

64	Garatti A, et al. J Thorac Cardiovasc Surg. 2006.	Placement of the Impella 5.0 LD microaxial blood pump through a bioprosthesis is technically feasible.

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Pub#	Abbreviated Publication Citation	Brief Summary

65	Garratt KN, et al. J Am Coll Cardiol. 2010.	In this letter to the editor, the authors discuss the results from the 144 high-risk PCI patients supported by Impella 2.5 in the Europella registry. The authors note that “Ease of use is an attractive feature of the Impella device, but ease should not drive its use in the absence of demonstrated efficacy. We anxiously await the completion of PROTECT II trial, which will clarify possible benefits of this intermediate support device in elective high-risk percutaneous coronary intervention.”

66	Goldstein JA, et al. Cardiol Clin. 2012.	This review article considers the available mechanical approaches to provide hemodynamic support to treat profound right ventricular failure, including two percutaneous devices, the Impella RP and TandemHeart.

67	Granfeldt H, et al. Scand Cardiovasc J. 2009.	This retrospective study reports the use of the Impella devices at three sites in Sweden. Implantation was performed because of postcardiotomy heart failure (surgical group, n=33) or for various states of heart failure in cardiological patients (non-surgical group, n=17). The intention for the treatments was mainly to use the pump as a “bridge-to-recovery”. The authors conclude “The Impella recovery axial-flow system facilitates treatment in acute heart failure. Early intervention in patients with acute heart failure and optimized hemodynamics in the post-implantation period seem to be of importance for long-term survival”.

68	Griffith BP, et al. J Thorac Cardiovasc Surg. 2012	Sixteen patients suffering from PCCS/LOS were consented into the RECOVER I study and were supported with an Impella 5.0 or Impella LD. Hemodynamics improved immediately after the initiation of mechanical support: cardiac index, 1.65 versus 2.7 L/min/m(2) (P = .0001); mean arterial pressure, 71.4 versus 83.1 mm Hg (P = .01); and pulmonary artery diastolic pressure, 28.0 versus 19.8 mm Hg (P < .0001). The pump provided an average of 4.0 ± 0.6 L/min of flow for an average duration of 3.7 ± 2.9 days. The primary safety endpoint occurred in 2 patients (13%; 1 stroke and 1 death). For the primary efficacy endpoint, recovery of the native heart function was obtained in 93% of the patients discharged, with bridge-to-other-therapy in 7%. Survival to 30 days, 3 months, and 1 year was 94%, 81%, and 75%, respectively.

69	Griffith KE, et al. Perfusion. 2010	Based on the recent experience of transporting patients in cardiogenic shock supported on the Impella® 2.5 within the setting of a “hub-and-spoke” regional referral network system, system operation, pump position, monitoring, and recommendations for providing safe and efficient transport is reviewed.

70	Guirgis M, et al. Can J Cardiol. 2010	Report describing the first case demonstrating successful use of the Impella 5.0, implanted under local anesthetic, for the purposes of interprovincial spoke-to-hub transport in a bridge-to-bridge-to-transplant procedure. By providing an economical and technically straightforward alternative to traditional ECMO, the case demonstrates that less invasive LVADs are valuable to the spoke-and-hub model for delivery of specialized cardiac care.

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71	Gupta A, et al. Catheter Cardiovasc Interv. 2009.	We describe a case where IABP was not enough to provide hemodynamic support in a patient with cardiogenic shock after cardiac arrest. The Impella 2.5 system was successfully used along with the balloon pump for hemodynamic support and resulted in dramatic improvement of the patient’s condition.

72	Haggerty CM, et al. J Thorac Cardiovasc Surg. 2012	Bench testing was conducted for performance of Impella devices for the purposes of supporting failing Fontan physiology by decreasing central venous pressure. Results showed that left-sided Impella pumps are not well suited for cavopulmonary support but that the right-ventricular Impella device provided modestly improved performance by directing flow into the pulmonary artery.

73	Harjai KJ, et al. J Interv Cardiol. 2009.	Case report of successfully providing hemodynamic support using the Impella 2.5 during High-Risk PCI in a patient with severe aortic stenosis (valve area 0.9 cm2).

74	Harmon L, et al. Catheter Cardiovasc Interv. 2011 Jul 29.	We report a case of a patient successfully treated with an Impella 2.5 left ventricular assist device, in the setting of cardiogenic shock secondary to severe acute mitral regurgitation associated with an acute myocardial infarction.

75	Henning A, et al. Med Klin (Munich). 2011	A 59-year-old patient with dilated cardiomyopathy and incessant ventricular tachycardia presented with progressive cardiogenic shock. Due to hemodynamic instability, high dose catecholamines were required in addition to the implantation of an IABP, which, however, appeared to further augment the frequency and duration of VTs. The implantation of an Impella 2.5 allowed catecholamine administration to be terminated, thereby, ending this vicious circle of catecholamine-driven electrical storm. Within 5 days, the patient was hemodynamically stabilized and kidney and liver function recovered. Patient remained stable over a 24-month follow-up period.

76	Henriques JP, et al. Am J Cardiol. 2006.	Study demonstrating safety and feasibility of elective high-risk percutaneous coronary intervention procedures with left ventricular support of the Impella 2.5 (n=19 patients). Per the authors, “We studied the feasibility and safety of LV support with the percutaneous implantable Impella 2.5 system in 19 consecutive high-risk patients with percutaneous coronary intervention. Procedural success using the device and percutaneous coronary intervention was achieved in all 19 patients, who were very poor candidates for surgery. The patients were elderly (84% were >60 years of age), 74% had previous myocardial infarction, 63% had LV ejection fractions of < or =25%, and all had LV ejection fractions of < or =40%. There were no procedural deaths and 2 device-unrelated in-hospital late deaths. Mean decrease in hemoglobin level was 0.7 +/- 0.4 mmol/L. The device did not induce or increase aortic valve regurgitation. There were no important device-related adverse events during LV support with the Impella 2.5 system”.

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Pub#	Abbreviated Publication Citation	Brief Summary

77	Henriques JPS; et al. Nat Clin Pract Cardiovasc Med. 2008.	Description of the AMC MACH (Academic Medical Center Mechanical support for Acute Congestive Heart failure in STEMI patients) program targeting treatment for acute myocardial infarction that includes schematic for providing increasing levels of LV support as required, moving patients from IABP to Impella 2.5 to Impella 5.0 and finally a surgical LVAD.

78	Hermansen SE, et al. Scand Cardiovasc J. 2009.	The comment concerns two short-term assist systems, namely the Impella axial-flow recovery system and extra-corporeal membrane oxygenation (ECMO) used for circulatory assistance in patients with acute heart failure. The results, particularly for patients in cardiogenic shock not related to cardiac surgery, calls for cautious optimism.

79	Heuser R. Catheter Cardiovasc Interv. 2012.	In an editorial response the authors report earlier results treating patients with acute mitral regurgitation with an IABP. They regard the Impella 2.5 as a ‘new treatment option’ for patients such as this that represents an evolution and improvement in LV support.

80	Higgins J, et al. Can J Cardiol. 2011	Impella devices were inserted for acute cardiogenic shock refractory to maximal therapy, as a bridge to decision or to long-term mechanical support. Thirty-five patients received 37 Impella devices (Impella 2.5, n=2; Impella 5.0, n=29; and Impella RD 5.0, n=6) for dilated cardiomyopathy (n=13), acute myocardial infarction (n=6), postcardiotomy shock (n=6), and other etiologies (n=12). Mean age was 53.0±13.7 years. Mean LVEF was 19±9% at the time of insertion. Nineteen patients required aggressive resuscitation, all patients were on inotropic support, 97% of patients were intubated, and 46% of patients received mechanical circulatory support prior to insertion of the Impella devices. Mean duration of support was 3.7±3.0 days. In all, 49% were successfully weaned, and 22% were transferred to long-term mechanical support. Four patients have subsequently undergone successful cardiac transplantation. The 30-day mortality was 40%, and 6-month mortality was 49%. Complications included gastrointestinal bleeding (n=1), hemoptysis (n=1), and thrombocytopenia (n=4). There were no cardiovascular or cerebrovascular events. Conclusion: Temporary support with Impella microaxial ventricular assist devices adds a valuable therapeutic option in selected patients with acute decompensated heart failure.

81	Hollander SA, et al. Pediatr Transplant. 2011	A 10-yr-old previously healthy boy presented in cardiogenic shock after collapsing was subsequently diagnosed with a dilated cardiomyopathy at an outside hospital. Within hours following transfer to intensive care unit the patient quickly decompensated, necessitating emergent VA ECMO cannulation. Social service issues initially precluded listing for cardiac transplantation. On hospital day 14, an Impella 5.0 device was surgically implanted via the right femoral artery leading to successful weaning from ECMO. The Impella required replacement 10 days after implantation because of mechanical failure. On hospital day no. 27, the Impella was removed and a HeartMate II LVAD was implanted for long-term management.

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82	Iliodromitis KE, et al. Int J Cardiol. 2010.	38 consecutive high-risk patients with multivessel disease underwent HRPCI supported by the Impella 2.5. Device insertion and explantation was feasible in all patients without vascular complications and continuous hemodynamic stability was obtained during PCI. One non procedure-related death occurred 7 days after the intervention, accounting for a total 30-day mortality of 2.86%. Other major cardiac or cerebrovascular events did not occur.

83	Isgro F, et al. J Card Surg. 2003.	Report on 15 patient supported with the ELECT Intracardiac left ventricular support in beating heart, multi-vessel revascularization. Per the conclusion of the authors, “In summary, it appeared that the application of a left ventricular coaxial pump with comparable results seemed to make possible complete revascularization in nearly all patients”.

84	Jennings DL, et al. Am J Health Syst Pharm. 2010	An Impella 2.5 was used for 75 hours with a purge solution that contained no heparin. There were no thrombotic or bleeding complications. The patient was a 58-year-old Asian man with no history of cardiac disease, hypertension, or diabetes mellitus who had an AMI and subsequent cardiogenic shock, deteriorating on dopamine, norepinephrine and IABP, with an LVEF of 25% and mid-distal anteroseptal akinesis.

85	Jolly N, et al. J Invasive Cardiol. 2009.	Case report demonstrating role of Impella 2.5 heart pump in stabilizing diastolic aortic pressure to avert acute hemodynamic collapse during high-risk coronary interventions.

86	Jouan J, et al. J Heart Lung Transplant. 2010.	A case is described of a woman with severe cardiomyopathy on ECMO as a bridge to transplant. The Impella 2.5 was used successfully to decompress and unload the left ventricle.

87	Jung C,et al. Clin Res Cardiol. 2008.	We report the case of a 70-year old male patient with severe cardiogenic shock. Combined Impella and intra-aortic balloon pump support was utilized to improve macro- and microcirculation.

88	Jurmann MJ, et al. Ann Thorac Surg. 2004.	Report of initial experience with miniature axial flow ventricular assist devices (Impella 5.0) for postcardiotomy heart failure in 6 patients. The conclusions of the authors were that “The initial experience with the Impella VADs proved the new systems to be advantageous regarding the ease of implantation and device removal, low anticoagulation requirements, and advanced weaning features. In cases of severe heart failure, survival was improved by using LVADs when compared to that predicted by solely continuing IABP and drug support”.

89	Kawashima D, et al. ASAIO J. 2011.	A canine study was used to compare ventricular loading reduction and reversibility of ventricular fibrillation (VF) with either Impella or ECMO. PV loops demonstrated superior ventricular unloading with Impella vs. ECMO. Successful defibrillation was achieved more effectively while under Impella support.

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90	Khouzam RN, et al. Heart Lung. 2011	A 36-year-old man with no significant medical history presented with flu-like symptoms of 3-week duration. When he sought medical attention, he was already manifesting heart failure secondary to fulminant myocarditis, along with multiorgan failure. Despite aggressive management, including circulatory support with Impella 2.5 as a bridge to cardiac transplant, and aggressive antiviral and antibacterial therapy, the patient died of cardiac arrest. An H1N1 polymerase chain reaction postmortem assay produced positive results, and a diagnosis of fulminant viral myocarditis and multiorgan system failure was established.

91	Koeckert MS et al. J Card Surg. 2011	Case report on the use of Impella 2.5 for LV decompression in a 70-year-old man with decompensated heart failure who was placed on VA-ECMO for cardiogenic shock with severe pulmonary edema and respiratory failure. Both devices were successfully weaned on day 5 of VA-ECMO support, after myocardial recovery.

92	Kovacic JC,et al. Catheter Cardiovasc Niter. 2011.	36 patients were supported with Impella 2.5 vs. 32 patients supported with Tandem Heart for HRPCI. PCI was successful in 99%, with 30 day MACE of 5.8%. There were no differences between the Impella 2.5 and TH groups with respect to short- or long-term clinical outcomes.

93	Krenn L, et al. Crit Care Med. 2011.	This editorial response concerned the retrospective analysis of Engstrom et al describing the use of the Impella 2.5/5.0 devices in patients with refractory cardiogenic shock. The authors argue that prospective clinical trials need to be conducted in order to properly evaluate use of the Impella devices in profound shock.

94	Kucukaksu S, et al. Heart Surg Forum. 2009.	We report the case of a successful CABG supported by the Impella 2.5 assist device and using an alternative insertion technique for the ascending aorta in a patient with high-risk coronary lesions, such as left main disease.

95	Kumar K, et al. Can J Cardiol. 2011.	The authors present a case of myocarditis that was treated with escalating cardiac support; from a percutaneous left ventricular assist device, to extracorporeal membrane oxygenation, to eventual biventricular assist device support for bridge-to-transplantation.

96	Lam K, et al. Clin Res Cardiol. 2009.	A combined surgical and percutaneous approach through the axillary artery to introduce the Impella 5.0 for short-term circulatory support was demonstrated in 5 STEMI patients.

97	Lam K, et al. Int J Cardiol. 2008.	Demonstrated Improved microcirculation in patients with an acute ST-elevation myocardial infarction treated with the Impella 2.5 percutaneous left ventricular assist device (n=3). Microcirculation assessed by SDF improved in STEMI patients treated with the Impella 2.5 to levels observed in healthy persons and remained suboptimal after 72 h in patients without support.

IMPELLA Clinical Literature Search Report	Page 28 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

98	Lamarche Y, et al. J Thorac Cardiovasc Surg. 2011	A retrospective, single center review on all patients receiving circulatory assistance with either extracorporeal life support or Impella device. Twenty-nine patients received Impella support (Impella 5.0; n = 24; and Impella RD; n = 5), whereas 32 patients were placed on extracorporeal life support. All Impella LP 5.0 were inserted via the femoral artery, while the RD system required sternotomy. The baseline characteristics of patients with cardiogenic shock, assisted by Impella or extracorporeal life support, were similar, but the etiology of cardiogenic shock was distributed differently in the 2 groups (P = .008). Forty-one percent of the Impella patients and 47% of the extracorporeal life support patients were weaned from support. The 30-day mortality (44% in the extracorporeal life support vs. 38% in the Impella group) and proportion of patients discharged home (41% in the extracorporeal life support vs. 59% in the Impella group) were not statistically different between the 2 groups. Arterial thrombosis was less frequent in the Impella group (3.4%vs 18.8%; P = .04). Blood product transfusions were less frequent in the Impella group (P<.001).

99	LaRocca GM, et al. J Am Soc Echocardiogr. 2006.	Two cases are reported in which the Impella 5.0 LP left ventricular assist device was used as a bridge to coronary artery bypass grafting in an AMI patient in cardiogenic shock and as a bridge to cardiac transplantation in the second patient with congestive heart failure and ischemic cardiomyopathy.

100	La Torre MW, et al. Tex Heart Inst J. 2011;38(1):42-9.	Urgent repair of posterior ventricular septal defect in the presence of cardiogenic shock, consequent to AMI, is associated with a very high mortality rate. The use of left ventricular support devices has the potential to impart hemodynamic stability and to delay surgical treatment until such time as scar tissue forms around the defect, sufficient to hold a suture patch. From May 2004 through July 2007, 5 patients who were in cardiogenic shock as a consequence of acute posterior VSD underwent early implantation of a transfemoral microaxial Impella 5.0 System as bridge to surgery.

101	Lauten A, et al. Thorac Cardiovasc Surg. 2007.	Case report of a patient with postcardiotomy failure-to-wean after aortic valve replacement who was supported with implantation of an intravascular flow pump, the Impella 5.0 LD, which was placed through a pulmonary autograft.

102	Lauten A, et al. J Card Surg. 2007.	We report a case of a patient suffering from massive myocardial infarction after traumatic dissection of the left coronary system. The dissection involved the left coronary artery including peripheral segments of the coronary circulation. The patient was revascularized; however, she could not be weaned from cardiopulmonary bypass thereafter. An Impella microaxial hemopump was implanted and the patient’s left ventricular function markedly improved during the following days. Eight days later hemodynamics had stabilized far enough to explant the device, after explantation the patient remained hemodynamically stable and free of inotropic support.

103	Lee MS, et al. Cardiol Clin. 2006.	The TandemHeart percutaneous left ventricular assist device and the Impella Recover LP 2.5 System may provide rapid circulatory support in high-risk PCI patients and in those who have cardiogenic shock.

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Pub#	Abbreviated Publication Citation	Brief Summary

104	Lilli A, et al. Int J Cardiol. 2009.	Report from a single center for left ventricular support devices for cardiogenic shock during myocardial infarction due to stent thrombosis. Three subjects were supported with the Impella 2.5 device after support by an IABP was deemed inadequate.

105	Londoño JC, et al. J Interv Cardiol. 2011 Apr;24(2):193-7.	Aortic stenosis (AS) has been considered an exclusion criterion for the use of the Impella 2.5 catheter. We describe a case in which the Impella catheter was successfully implanted and used for hemodynamic support during balloon aortic valvuloplasty in a high-risk patient of severe AS with a calculated aortic valve area of 0.59 cm2.

106	Lotun K, et al. J Interv Cardiol. 2012	We describe the successful percutaneous use of the Impella 2.5 L device for hemodynamic support via the left axillary artery in 2 patients undergoing high-risk PCI with concomitant severe aortoiliac disease

107	Ludeman DJ, et al. J Invasive Cardiol. 2012	A 77-year-old woman with severe aortic stenosis, severe coronary artery disease, an ejection fraction of 20%, severe peripheral vascular disease, and other comorbidities presented with shortness of breath that had been worsening over 2 weeks. The patient underwent a successful, Impella-assisted balloon aortic valvuloplasty (BAV) without complications.

108	Maini B, et al. Catheter Cardiovasc Interv. 2011	Report on the real-world, multicenter experience of the Impella 2.5 during high-risk PCI, a subset of the larger USpella Registry. 175 consecutive patients with compromised ventricular function with multi-vessel or high-risk coronary lesions who underwent PCI with prophylactic support of the Impella 2.5 were evaluated. Overall angiographic revascularization was successful in 99% of patients and in 90% of those with multi-vessel revascularization, resulting in a reduction of the mean SYNTAX score post-PCI from 36±15 to 18±15 (P < 0.0001) and an improvement of the ejection fraction (from 31±15% to 36±14%, P < 0.0001). In 51% of patients, the functional status improved by one or more NYHA class (P < 0.001). At 30-day follow-up, the rate of MACE was 8%, and survival was 96%, 91% and 88% at 30 days, 6 months and 12 months, respectively. CONCLUSIONS: The use of Impella 2.5 in high-risk PCI appeared feasible and safe in the real-world setting. The utilization of the Impella 2.5 was successful, resulting in favorable short- and mid-term angiographic, procedural and clinical outcomes.

109	Marella PC, Cardiovasc Revasc Med. 2011.	Impella 2.5 was used to successfully support a very high risk PCI case with intervention required on two critical lesions in LAD and circumflex.

110	Martin J, et al. Transplant Proc. 2001.	Hearts of domestic pigs (n = 5, 60 to 80 kg) were flushed with Bretschneider´s HTK solution and transplanted orthotopically after a cold ischemic time of 24 hours. One hour after the start of reperfusion, cardiopulmonary bypass was discontinued and right ventricular circulatory support was maintained by the “Impella” pump for 5 hours.

IMPELLA Clinical Literature Search Report	Page 30 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

111	Martinez CA, et al. Catheter Cardiovasc Interv. 2012 (August)	Transcatheter aortic valve replacement (TAVR) is currently a therapeutic alternative to open aortic valve replacement for high-risk patients with severe symptomatic aortic valve stenosis. The procedure is associated with some life-threatening complications including circulatory collapse which may require temporary hemodynamic support. We describe our experience with the use of Impella 2.5 system to provide emergent left ventricular support for hemodynamic collapse in two patients after TAVR with Edwards SAPIEN prosthesis.

112	Martinez CA, et al. Catheter Cardiovasc Interv. 2012 (April)	We reviewed procedural and clinical findings and 30-day outcomes in 21 patients with symptomatic aortic stenosis (AS) who underwent high-risk percutaneous procedures (PCI or BAV) supported by the Impella 2.5 system. All patients carried a high-risk of operative mortality. Impella was inserted successfully in all patients attempted. Retrograde advancement of two catheters across the aortic valve (for concomitant BAV in 15 patients) was technically feasible. Retrograde continuous flow LV assist produced a reduction in LV end-diastolic pressure and an increase in arterial pressure. Periprocedural complications occurred in 19% (n = 4) patients, with no periprocedural deaths. Mortality at 30 days was 14.2%. Our data suggests that continuous flow LV assist with Impella 2.5 can be used in high-risk patients with severe AS who require periprocedural hemodynamic support.

113	Marty P, et al. Am J Emerg Med. 2012	Case report on a 62-year-old man with anterior STEMI, developing cardiogenic shock requiring elective intubation, vasopressor, inotropic support, emergency coronary angiography, revascularization, and insertion of an IABP. As the hemodynamic situation remained unstable Impella 5.0 support was initiated. Severe hypoxemia occurred several minutes after initiating the support. Transesophageal echocardiography allowed diagnosis of patent foramen ovale. The shunt resulted from abnormal left-to-right pressure gradient due to LV unloading and increased RV afterload induced by mechanical ventilation. Transesophageal echocardiography was used to regulate both LVAD output and positive end-expiratory pressure settings to optimize oxygen transport.

114	Mastroianni C, et al. Int J Cardiol. 2011 Jul 25.	Elective Impella Recover LP 5.0 utilization for postcardiotomy low-output syndrome after aortic valve replacement.

115	McCulloch B. Crit Care Nurse. 2011	One community hospital’s approach to establishing a multidisciplinary program for use of the Impella 2.5 is described.

116	Meyns B, et al. Eur J Cardiothorac Surg. 2002.	Coronary artery bypass grafting supported with intracardiac microaxial ELECT pumps versus normothermic cardiopulmonary bypass: a randomized study. Conclusions: “The intracardiac pump for the right heart is difficult to introduce. As a consequence the right side pump underwent design modifications. There were no differences in clinical outcome between both groups. The inflammatory response is significantly reduced in the intracardiac pump group”.

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Pub#	Abbreviated Publication Citation	Brief Summary

117	Meyns B, et al. Thorac Cardiovasc Surg. 2003.	Report on initial experiences with the Impella 5.0 LD or LP device supporting patients with cardiogenic shock (n=16). Conclusions: “Left ventricular unloading with the Impella pump via the transthoracic or femoral approach is feasible and safe. Support led to a decrease in pulmonary capillary wedge pressure, increase in cardiac output and mean blood pressure, and improved organ perfusion in patients with severe cardiogenic shock”.

118	Meyns B, et al. J Am Coll Cardiol. 2003.	Myocardial infarction was induced by occlusion in 26 sheep. The animals were allocated to groups either without support or varying levels of support with the Impella 5.0 pump. The study demonstrated that use of the Impella 5.0 support during MI reduced infarct size.

119	Miller MA, et al. Heart Rhythm. 2012.	This article focuses on patient selection, implantation, anticoagulation, hemodynamic monitoring, and electromagnetic interference (EMI) when using the Impella 2.5 percutaneous left ventricular assist device (pLVAD) during scar-VT ablation.

120	Miller MA, et al. J Am Coll Cardiol. 2011.	In patients with scar-related VT undergoing catheter ablation, pLVAD support was able to safely maintain endorgan perfusion despite extended periods of hemodynamically unstable VT. Randomized studies are necessary to determine whether this enhanced ability to perform entrainment and activation mapping will translate into a higher rate of clinical success.

121	Minden HH, et al. Clin Res Cardiol. 2006.	Case report of a transradial unprotected left main coronary stenting supported by percutaneous Impella 2.5 assist device in a patient with high mortality risk in case of cardiac surgery due to history of chronic lymphatic leukemia with immune hemolysis.

122	Mueller XM, et al. Swiss Surg. 2001.	Animal study on 5 calves was done to test hemocompatibility of two ELECT devices (right-side and left-side) during CABG. Both right and left-sided micro-pumps performed well, maintained flow, and demonstrated negligible hemolysis.

123	Myers TJ, et al. AACN Adv Crit Care. 2012	Review article for use of temporary ventricular assist devices (VADs) such as CentriMag, TandemHeart, and Impella as “bridge to decision” devices for patients in cardiogenic shock.

124	Niccoli G, et al. Int J Cardiol. 2007.	Case report of a fatal stent thrombosis after carbostent implantation: “is clopidogrel alone antiplatelet therapy a safe alternative to aspirin alone antiplatelet therapy?” The complication occurred two hours after a high-risk circumflex PCI performed under left ventricular assistance by Impella device with an optimal final angiographic result and was attributed to inadequate anticoagulation therapy.

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Pub#	Abbreviated Publication Citation	Brief Summary

125	O’Neill WW, et al. Circulation. 2012	While (CABG) is generally preferred in symptomatic patients with severe, complex multivessel or left main disease, some patients present with clinical features that make CABG clinically unattractive. Percutaneous coronary revascularization (PCI) with hemodynamic support may be feasible for these patients. In the Protect II study 452 patients with complex 3-vessel disease or unprotected left main coronary artery disease and severely depressed left ventricular function were randomly assigned to support with intra-aortic balloon (IABP) (n=226) or Impella 2.5 (n=226) during non-emergent high risk PCI. The primary endpoint was the 30-day incidence of major adverse events (MAE). A 90 day follow-up was required as well by protocol. Impella 2.5 provided superior hemodynamic support compared to IABP, with maximal decrease in cardiac power output from baseline of -0.04 ± 0.24 Watts compared with -0.14 ± 0.27 Watts for IABP (P=0.001). The primary endpoint (30 day MAE) was not statistically different between groups: 35.1% for Impella 2.5 vs. 40.1% for IABP, P=0.227 in the intent-to-treat (ITT) population and 34.3% vs. 42.2%, P=0.092 in the per protocol (PP) population. At 90 days, a strong trend toward decreased MAE was observed in Impella 2.5-supported patients compared to IABP: 40.6% vs 49.3%, P=0.066 in ITT and 40.0% vs 51.0%, P=0.023 in PP populations, respectively. We conclude that, while the 30-day incidence of MAE was not different for patients with IABP or Impella 2.5 hemodynamic support, trends for improved outcomes were observed for Impella 2.5-supported patients at 90 days.

126	Onorati F, et al. Int J Artif Organs. 2006.	Case of ventricular assistance with microaxial flow pump (Impella 2.5) following mitral repair for dilated cardiomyopathy. The patient was unweanable from cardiopulmonary bypass until microaxial flow pump unloaded the left ventricle and restored adequate cardiac function. Conclusions: “The mini-invasive insertion and withdrawal, low anticoagulation protocols, and the possibility of coupling with IABP make the microaxial flow LVAD promising for patients with end-stage heart failure undergoing surgery”.

127	Oses P, et al. J Card Surg. 2012	14 patients in cardiogenic shock post-AMI were supported with an Impella 5.0 implanted by a new mini-sternotomy technique. All these patients had severe iliac artery lesions, or small diameter subclavian vessels. The mean duration of support was 8.5 ± 4.9 days. One patient developed a pericardial effusion requiring drainage. Nine patients were weaned from the Impella 5.0, one required the implantation of a HeartMate II. Four patients died in the follow-up, two due to multiorgan failure, one for sepsis, and one with severe hemoptysis.

128	Ostadal P, et al. Circ Arrhythm Electrophysiol. 2012.	A porcine model was used to compare hemodynamic effectiveness of ECMO, TandemHeart, and the Impella 2.5 in ventricular fibrillation. No significant differences were found for pacing of 200 beats/min or 300 beats/min. In ventricular fibrillation ECMO maintained the highest MAP, followed by the TandemHeart and Impella 2.5. However, the Impella 2.5 provided short-term MAP support during VFib when norepinephrine was added.

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Pub#	Abbreviated Publication Citation	Brief Summary

129	Ouweneel DM, et al. Heart. 2012.	This review article compares the available percutaneous cardiac assist devices for use in cardiogenic shock. The ideal device generates sufficient hemodynamic support to prevent end-organ failure, but also myocardial protection to prevent myocardial ischaemia, and has a low complication rate. In the future, mechanical circulatory support may even become equally important as opening the occluded artery in STEMI patients with cardiogenic shock. Eventually, the focus of these patients may therefore shift from door-to-balloon time to door-to-circulatory support time but only in the light of clinical evidence.

130	Palacios IF. Catheter Cardiovasc Interv. 2012	Editorial response supporting usage of Impella 2.5 in high risk PCI summarizes data from Protect I, Protect II, USPella registry, and Europella registry.

131	Patanè F, et al. J Thorac Cardiovasc Surg. 2009..	This is a review article for use of the role of the Impella 5.0 left ventricular assist device in the management of post-infarct ventricular septal defects.

132	Patanè F, et al. Int J Cardiol. 2010.	Case study of a 45 year-old male referred to us for a cardiogenic shock, caused by a post-infarction ventricular septal defect. “We were able to delay surgical closure for 2 weeks using extended hemodynamic support with the Impella 5.0 device”.

133	Patanè F,et al. Interact Cardiovasc Thorac Surg. 2007.	Case study of a 59-year-old male, admitted to hospital for cardiogenic shock with a large posterior ventricular septal defect (VSD). The patient was successfully bridged to heart transplantation using the Impella 5.0 device to maintain hemodynamic stability.

134	Patel KM, et al. Anesth Analg. 2012	The use of transesophageal echocardiography (TEE) as an adjunct to fluoroscopy for confirmation of appropriate Impella 5.0 device placement is discussed.

135	Paul R, et al. Int J Artif Organs. 1998.	The authors demonstrate an in vitro testing procedure that allows the accelerated examination of the thrombogenic potential of different types of blood pumps. First results presented show accelerated clotting results indicative of thrombus formation at locations such as bearing for the centrifugal pump BioMedicus and two microaxial pumps.

136	Raess D, et al. J Cardiovasc Transl Res. 2009	This article describes the Impella 2.5 including the insertion method, fundamental principles of action, and clinical results from the completed Protect I clinical trial as well as general use under FDA clearance.

137	Rajagopal V, et al. J Heart Lung Transplant. 2010.	36-year-old man with acute cardiac transplant rejection bridged to recovery using simultaneous Impella 2.5 and TandemHeart percutaneous support devices. Nine months later, his left ventricular ejection fraction had stabilized from 10% to 55%.

138	Ramondo A, et al. J Cardiovasc Med (Hagerstown). 2006.	Case report of high-risk percutaneous coronary intervention in a 67-year-old man with a severe left ventricular dysfunction and three-vessel coronary artery disease using a novel left ventricular assist device (Impella 2.5), concluding that the use of LVAD may prevent catastrophic consequences of PCI-related complications and provide stable hemodynamic support.

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Pub#	Abbreviated Publication Citation	Brief Summary

139	Remmelink M, et al. Catheter Cardiovasc Interv. 2007.	Effect of left ventricular unloading by Impella 2.5 on coronary hemodynamics was studied in 11 patients with compromised LV function. Conclusions: “Unloading of the left ventricle by the Impella increased aortic and intracoronary pressure, increased hyperemic flow velocity, and decreased myocardial resistance. The Impella-induced increase in coronary flow probably results from both an increased perfusion pressure and a decreased LV volume-related intramyocardial resistance”.

140	Remmelink M, et al. Catheter Cardiovasc Interv. 2010.

The effects of the Impella 2.5 device on LV dynamics were studied in 11 patients (elective high-risk PCI, n = 6; primary PCI, n = 5).

Conclusions: “LV unloading decreases end-diastolic wall stress and improves diastolic compliance dose-dependently. Our results indicate beneficial LV unloading effects of Impella 2.5 during high-risk PCI and primary PCI for AMI with STEMI”.

141	Reul H. Cardiology. 1994.	The engineering principles of rotary blood pumps are elucidated by means of a basic introduction into turbomachinery.

142	Romeo F. et al J Cardiovasc Med 2012	A case of successful combined use of Impella LP 2.5 and intra-aortic balloon pump in ST-elevation myocardial infarction with refractory cardiogenic shock is described.

143	Rosarius N, et al. Artif Organs. 1994.	A new microaxial pump concept is presented with an extracorporeal power supply and a proximally attached microelectric motor.

144	Rossiter-Thornton M, et al. Heart Lung Circ. 2008.	Case study of left ventricular support with the Impella 5.0 for post-cardiotomy cardiogenic shock. Conclusion: “This device has several advantages over existing forms of left ventricular support, and has the potential for widespread use in Australian centers”.

145	Samoukovic G, et al. Ann Thorac Surg. 2009.	We present a 52-year-old patient with multiorgan failure secondary to acute graft rejection after orthotopic heart transplantation. Maximal medical therapy was not successful, and the patient was bridged to recovery with an Impella 5.0 left ventricular assist device (LVAD). The relative merits of this therapeutic approach are outlined and discussed. The patient was discharged 3 weeks after LVAD removal and remains clinically stable.

146	Samoukovic G et al . Interact Cardiovasc Thorac Surg. 2009.	Case study of successful treatment of heart failure due to acute transplant rejection with the Impella 5.0.

147	Sarkar K, et al. Cardiol Clin. 2010.	This review article discusses the use of ercutaneous left ventricular support devices in the Cath Lab for support of patients in cardiogenic shock post-AMI and undergoing high-risk PCI.

148	Sassard T, et al. Ann Thorac Surg. 2008.	We describe a new Impella 5.0 implantation approach to the right axillary artery with the aims of avoiding vascular problems due to atherosclerosis of the peripheral arteries and improving patient mobility and rehabilitation during mechanical support.

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Pub#	Abbreviated Publication Citation	Brief Summary

149	Sauren LD, et al. Artif Organs. 2007.	Animal study to test combined Impella and intra-aortic balloon pump support to improve both ventricular unloading and coronary blood flow for myocardial recovery. The Impella support increased coronary flow by 47% and the IABP increased coronary flow by 13%. A stronger effect was provided when using the IABP support additional to Impella support.

150	Sayer GT, et al. Curr Opin Crit Care. 2012	Review article for management of cardiogenic shock using percutaneous mechanical circulatory support (intra-aortic balloon pump, Impella, TandemHeart, venoarterial extracorporeal membrane oxygenation) and surgically implanted devices (CentriMag). Review includes mechanisms involved in cardiogenic shock and discusses management and device selection strategies.

151	Schampaert S, et al. Artif Organs 2011.	This was an in-vitro study in a model controlled mock circulation loop to compare the hemodynamic benefits of the 40 cc IABP and the Impella 2.5 LP. Under cardiogenic shock or pre-shock conditions, both systems yield a 10% cardiac output increase and a 10% coronary flow increase. However, since the Impella 2.5 LP provides significantly better left ventricular unloading, the hemodynamic differences are slightly in favor of the Impella 2.5 LP.

152	Schmidt T, et al. Eur J Cardiothorac Surg. 2003.	We evaluated clinical outcome following beating heart myocardial revascularization using the ELECT system with intracardial left ventricular (LV) and pericardial right ventricular (RV) microaxial pumps in eight patients. Clinical course was uneventful. There were no device-related complications.

153	Schroeter MR, et al. Clin Res Cardiol. 2012	The authors describe a woman with peripartum cardiomyopathy and a pro-thrombotic condition who was successfully treated with bromocriptine and an Impella LP 2.5 heart pump.

154	Schuler G. et al. EuroInterv 2006.	Risk/benefit comparison of current cardiac support devices in cardiology, based on study reviews

155	Schwartz BG, et al. J Invasive Cardiol. 2011	A retrospective analysis of all cases involving prophylactic percutaneous LVAD support during HR-PCI. This institution treats patients with the least, intermediate, and highest risk of LV failure with an IABP, Impella, or TandemHeart, respectively. Fifty cases were identified (5 IABP, 13 Impella, 32 TandemHeart). Mean ejection fraction was 31±17%. All devices (100%) were initiated successfully. Angiographic success was achieved in 96% (80% IABP, 100% Impella, 97% TandemHeart). Of the 38 patients not in cardiogenic shock, death occurred in 1 (2.6%), recurrent ischemia in 3 (8%), and stroke in 0%. Shortly after device removal, systolic blood pressure (mean increase, +5±22 mmHg) and ejection fraction (mean increase, +7.4±11%; p = 0.0006) increased in all 3 groups, suggesting a beneficial effect on the myocardium.

156	Sciahbasi A, et al. J Cardiovasc Med 2009.	We describe a case of successful high-risk percutaneous coronary intervention in an octogenarian patient using the Impella 5.0 ventricular assist device.

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Pub#	Abbreviated Publication Citation	Brief Summary

157	Seyfarth M, et al. J Am Coll Cardiol. 2008.	A randomized clinical trial to evaluate the safety and efficacy of a percutaneous left ventricular assist device versus intra-aortic balloon pumping for treatment of cardiogenic shock caused by myocardial infarction (ISAR-SHOCK). Conclusion: “In patients presenting with cardiogenic shock caused by AMI, the use of a percutaneously placed LVAD (Impella 2.5) is feasible and safe, and provides superior hemodynamic support compared with standard treatment using an intra-aortic balloon pump”.

158	Shah R, et al. Cardiovasc Revasc Med. 2012	Seventy-four consecutive patients undergoing high-risk PCI and those with cardiogenic shock received IABP, TandemHeart, or Impella device. Patient undergoing high-risk PCI (n=57) and those treated for CS (n=17) were analyzed as separate cohorts. Patients undergoing IABP-assisted PCI were compared to those undergoing PLVAD (TandemHeart and Impella) assisted PCI. The primary end point was in-hospital major adverse cardiovascular events, and the secondary end point was in-hospital vascular complications. For the high-risk PCI cohort (n=57), 22 received PLVAD and 35 received IABP. Patients receiving IABP were younger and less likely to have a prior myocardial infarction (MI) and less likely to be on dialysis compared to those receiving PLVAD support. Patients receiving PLVAD support had a higher baseline Syntax score, had a higher prevalence of unprotected left main disease, underwent treatment of more coronary lesions, received more coronary stents, and more likely received drug-eluting stents compared to those receiving IABP support. The primary and secondary end points were similar between both groups. For the CS cohort (n=17), 4 received PLVAD and 13 received IABP. Patients receiving PLVAD support were more likely to have a prior MI, had a lower ejection fraction, underwent treatment of more coronary lesions, and received more coronary stents compared to those receiving IABP support. The primary and secondary end points were similar between both groups. The conclusions of the study were that IABP compared with PLVAD use for high-risk PCI and CS is associated with significantly different baseline patient, clinical, procedural, and angiographic characteristics. In-hospital clinical outcome was similar between both groups in both the high-risk PCI and the CS cohorts.

159	Sibbald M, et al. Catheter Cardiovasc Interv. 2012	We report a case of a 66-year-old woman with hemodynamic collapse during an elective PCI who was successfully resuscitated with an Impella device. She developed marked biochemical evidence of intravascular hemolysis. This necessitated device removal which resulted in prompt resolution of the hemolysis. We advise routine measurement of biochemical markers of hemolysis and serial hemoglobin values during Impella device support to allow timely detection and treatment of this important complication.

160	Siegenthaler MP, et al. J Thorac Cardiovasc Surg. 2004.	The Impella 5.0 LD microaxial left ventricular assist device reduces mortality for postcardiotomy failure and low-output syndrome: a three-center experience (n=24). Conclusion: “The Impella device provides 3 to 4 L/min flow. It improves survival in patients with low-output syndrome if the heart is able to pump 1 L/min or more above device flow”.

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Pub#	Abbreviated Publication Citation	Brief Summary

161	Siess T, et al. Artif Organs.1996.	In vitro and in vivo (sheep model) were used to demonstrate that more sophisticated pump management systems were required in order to deal with impaired flow conditions.

162	Siess T, et al. Artif Organs. 2001.	Technical report on the evolution of the Impella cardiac assist device, demonstrating the importance of generating high-quality lab prototypes in order to minimize iterations in product development.

163	Siess T, et al. Artif Organs. 1995 May.	Development of a new pump concept with the drive shaft cable replaced by a proximally integrated micro electric motor and an extra-corporeal power supply.

164	Siess T, et al. Artif Organs. 1995 July.	Techical report on in vitro testing of a new microaxial pump concept with an integrated microelectronic motor.

165	Sjauw KD, et al. Acute Card Care. 2007.	A case study: Demonstrating LV unloading on echocardiography during high risk PCI with a left ventricular assist device (the Impella 2.5).

166	Sjauw KD, et al. J Am Coll Cardiol. 2009.	The Europella registry included 144 consecutive patients who underwent a high-risk PCI supported with Impella 2.5. RESULTS: Patients were older (62% >70 years of age), 54% had an LV ejection fraction < or = 30%, and the prevalence of comorbid conditions was high. 43% of the patients were refused for coronary artery bypass grafting. A PCI was considered high-risk due to left main disease, last remaining vessel disease, multivessel coronary artery disease, and low LV function. Mortality at 30 days was 5.5%. Rates of myocardial infarction, stroke, bleeding requiring transfusion/surgery, and vascular complications at 30 days were 0%, 0.7%, 6.2%, and 4.0%, respectively. Conclusion: “This large multicenter registry supports the safety, feasibility, and potential usefulness of hemodynamic support with Impella 2.5 in high-risk PCI”.

167	Sjauw KD, et al. J Am Coll Cardiol. 2008.	Left Ventricular Unloading in Acute ST-Segment Elevation Myocardial Infarction Patients Is Safe and Feasible and Provides Acute and Sustained Left Ventricular Recovery. A head-to-head randomized comparison of IABP and Impella support in hemodynamically compromised patients with large anterior STEMI (n=20). Conclusion: “Findings concerning the safety and feasibility of prolonged Impella 2.5 support in the setting of STEMI are encouraging. Furthermore, LV unloading resulted in unexpected acute and sustained LV recovery compared with standard care patients. Percutaneous LVAD therapy may prove to be a promising alternative for the passive support offered by IABP”.

168	Sjauw KD, et al. Acute Card Care. 2007.	Although IABP therapy showed to be effective for stabilization of hemodynamically compromised patients, it has failed to show any long-term survival benefit in any setting of acute myocardial infarction. The rapid developments in ventricular assist device technology have led to the availability of several percutaneous implantable left ventricular assist devices (LVADs). These more potent percutaneous LVADs herald a promising alternative therapeutic approach for mechanical cardiac assistance other than IABP therapy.

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Pub#	Abbreviated Publication Citation	Brief Summary

169	Song X, et al. ASAIO J. 2003.	Review of design details, and experimental or clinical experience with the following axial flow support systems: Hemopump, MicroMed DeBakey VAD, Jarvik 2000, HeartMate II, Streamliner, Impella, Berlin INCOR I, Valvo pump, and IVAP.

170	Speiser BS. Dimens Crit Care Nurs. 2011.	This review discusses how to establish a percutaneous LVAD program at a hospital in order to meet the needs of the facility and patient population served.

171	Spillner J, et al. J. Cardiothorac Surg. 2012.	An animal model was used to demonstrate the feasibility of treating acute right ventricular failure by bypassing the right ventricle and pulmonary circulation with an oxygenating assist device, which may offer the advantages of enhanced right ventricular decompression and augmented left atrial filling.

172	Stoliński J, et al. Int J Artif Organs. 2002.	The heart-pump interaction and the pump performance were studied for a microaxial blood pump (ELECT) in 5 animals (sheep) and one human case for post-cardiotomy cardiogenic shock. Conclusion: “The heart-pump interaction based on the pump flow-differential pressure relationship can be useful in predicting the possibility to wean the patient from the device”.

173	Strauch JT, et al. J Thorac Cardiovasc Surg. 2005.	Technical feasibility of Impella 5.0 LD microaxial left ventricular assist device placement after biologic aortic valve replacement (21 mm) for postcardiotomy failure.

174	Strecker T, et al. J Cardiovasc Surg (Torino). 2004.	Impella 5.0 LD: successful perioperative support for off pump coronary artery bypass grafting surgery in a patient with end-stage ischemic cardiomyopathy.

175	Sugiki H, et al. Asian Cardiovasc Thorac Ann. 2009.	Six patients were studied for temporary right ventricular support with RECOVER RD axial flow pump. Effective support with pump flows of 4.0-4.5 L/min and adequate unloading as measured by central venous pressure was achieved in all patients.

176	Suradi H, et al. Tex Heart Inst J. 2011;38(4):437-40.	We describe a case of giant cell myocarditis in a previously healthy 44-year-old woman who presented with cardiogenic shock. She was supported hemodynamically with the Impella 2.5 left ventricular assist device until a permanent device could be surgically implanted.

177	Syed A, et al. Cardiovasc Revasc Med. 2010.	The authors state their opinion that the Protect II study will be significantly underpowered, based on their retrospective analysis of the adverse event rate with IABP-supported high-risk PCI at their institution.

178	Tevaearai HT, et al. Ann Thorac Surg. 2006.	A case study reporting leakage of the arterial prosthesis of an Impella RD implanted for support in right ventricular failure.

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Pub#	Abbreviated Publication Citation	Brief Summary

179	Thomopoulou S, et al. Hellenic J Cardiol. 2008.	Initial experience with the Impella 2.5 micro-axial pump in three patients undergoing high-risk coronary angioplasty. All were very poor candidates for surgery because of severe comorbidities, with mean logistic EuroSCORE 39.3%. The Impella was used for a mean time of 9.3 hours (range 2 to 24 hours).The device did not induce or increase aortic valve regurgitation. Mean blood pressure increased in all 3 pts without pulmonary wedge pressure reduction, presumably due to a combination of pump function and PCI-induced ischemia.

180	Toggweiler S et al. Eur J Echocardiogr. 2008.	Case study demonstrating functional mitral stenosis as a rare complication of the Impella 2.5 assist device. In a patient with cardiogenic shock after MI in whom an Impella 2.5 was implanted, the Impella device dislocated with the shaft of the device lying on the anterior mitral leaflet causing a functional mitral stenosis. After removing the device, the patient’s hemodynamics improved within minutes.

181	Tuseth V, et al. Resuscitation 2009.	A 12-pig animal study investigated whether a percutaneous left ventricular assist device, the Impella 2.5, can prevent acute cerebral ischemia during ventricular fibrillation. Conclusion was that a left ventricular assist device may prevent ischemic cerebral injury during cardiac arrest for a limited time.

182	Tuseth V, et al. Crit Care Med. 2009.	A 16-pig animal study was conducted to investigate the impact of percutaneous left ventricular support (Impella 2.5) during ventricular fibrillation (VF). The conclusion was that, during VF, a percutaneous left ventricular assist device may sustain vital organ perfusion.

183	Vaina S, et al. EuroIntervention.2006.	A new intracardiac echocardiography (AcuNaV - Siemens) was used at the site during interventional procedures, which included 6 high-risk PCI procedures performed with the Impella 2.5.

184	Valgimigli M, et al. EuroIntervention.2006.	An investigation was conducted of the clinical, hemodynamic and biochemical profile of the Impella 2.5 left ventricular assist device during elective high risk percutaneous coronary interventions (HR-PCI) in 12 patients. They concluded that their findings in 10 of the 12 patients on the efficacy of the Impella 2.5 during HR-PCI cannot support its routine use in this setting. They suggest that additional studies are required to confirm and investigate the mechanisms of the acute LV overload observed in the majority of the cases enrolled in the present study

185	Valgimigli M, et al. Catheter Cardiovasc Interv. 2005.	Left ventricular unloading and concomitant total cardiac output increase by the use of percutaneous Impella 2.5 assist device was investigated for a high-risk coronary intervention. The activation of the pump resulted in a rapid and sustained unloading effect of the LV. At the same time, the continuous expulsion of blood into ascending aorta throughout the cardiac cycle produced by the pump resulted in an increase of systemic overall CO, measured by the TD technique, of 1.43 L/min.

IMPELLA Clinical Literature Search Report	Page 40 of 42

Pub#	Abbreviated Publication Citation	Brief Summary

186	Vecchio S, et al. Minerva Cardioangiol. 2008.	The aim of this study was to evaluate the feasibility, safety and efficacy of the Impella 2.5 left ventricular assist device in patients with cardiogenic shock or undergoing high-risk percutaneous coronary interventions. Eleven patients presenting cardiogenic shock (N=6) or scheduled for high-risk percutaneous revascularization (N=5) were evaluated. During high-risk procedures, the Impella pump succeeded in obtaining hemodynamic stability, while in only two patients with cardiogenic shock the device determined a significant improvement of hemodynamic variables. All elective patients and two patients with cardiogenic shock were discharged from the hospital and were still alive at 30-day follow-up.

187	Vercaemst L, et al. J Extra Corpor Technol. 2002.	An in-vivo analysis of the flow performance of the Impella, a miniaturized cardiac support system, used in beating heart surgery in 12 patients in order to sustain hemodynamic stability and protect the heart from warm ischemia.

188	Vlasselaers et al. Intensive Care Med. 2006.	Case study report of ventricular unloading with a miniature axial flow pump, the Impella 2.5, in combination with extracorporeal membrane oxygenation (ECMO) for acute cardiorespiratory failure in a 13-year old boy. Conclusions: “A percutaneous miniature rotary blood pump can be an alternative to decompress a failing LV in the setting of veno-arterial ECMO”.

189	Wiktor DM, et al. ASAIO J. 2010	Case report of a patient who received the combined support of both an IABP and the Impella device for profound cardiogenic shock.

190	Windecker S, et al. Kardiovaskuläre Medizin 2005.	We describe the first Swiss Case of a high-risk percutaneous coronary intervention assisted by a new, percutaneously inserted left ventricular assist device: the Impella 2.5 pump.

191	Windecker S. Curr Opin Crit Care. 2007.

The review discusses the rationale and clinical utility of percutaneous left ventricular assist devices in the management of patients with cardiogenic shock.

He reports about his experience with left ventricular assists, including the Impella 2.5. Clinical use of the Impella 2.5 device has been reported in 19 patients undergoing high-risk PCI. The device was successfully placed in all patients; there were no aortic valve regurgitation and no device-related complications. In conclusion the advent of easily manageable percutaneous LVADs constitutes an important advance in the management of patients with severe LV dysfunction and cardiogenic shock and may serve as a bridge to recovery or heart transplantation in selected patients.

192	Yildiz CE, et al. Heart Surg Forum. 2010.	We report the first assisted beating-heart coronary artery bypass graft surgery performed with the Impella Microaxial VAD (Impella 2.5 and 5.0 LD) in our country. The surgery was performed on 2 patients considered high risk on the basis of EUROSCORE testing. From the authors, “In patients with serious comorbidity, complete revascularization may be performed off pump, with the heart beating, because of the hemodynamic stability provided with the support of the microaxial intracardiac pump”.

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Pub#	Abbreviated Publication Citation	Brief Summary

193	Yoshitake I, et al. J Artif Organs. 2012	In a swine model, “heart rest therapy” (consisting of use of an Impella plus a beta blocker) after AMI stabilized hemodynamic conditions and reduced infarct size.

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